Exhibit 10.28

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of October 26, 2016, is made and entered into by and between, DYNAVAX TECHNOLOGIES CORPORATION., a Delaware corporation, the purchasers party hereto from time to time, and DEERFIELD PARTNERS, L.P., as collateral agent.

BACKGROUND STATEMENT

A.

The Borrower has requested that the Purchasers purchase an aggregate principal amount of $100,000,000 of the Borrower’s senior secured notes, each substantially in the form of Exhibit C hereto (the “Notes”), pursuant to and in accordance with the terms and conditions hereof.

B.	The Purchasers are willing to purchase the Notes described above upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchasers to purchase the notes described herein, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

1.1	Defined Terms. In addition to the words and terms defined elsewhere in this Agreement, the following terms when used herein have the following respective meanings:

“ACH Indebtedness” means Indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote 10% or more of the Capital Stock of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

The terms “controlling” and “controlled” have meanings correlative thereto. Notwithstanding the foregoing, neither the Collateral Agent nor any Purchaser shall be deemed an “Affiliate” of any Consolidated Entity.

“A/R Facility” has the meaning set forth in Section 6.2(iv).

“Agreement” means this Note Purchase Agreement and all schedules, annexes and exhibits hereto.

“Bankruptcy Code” means Title 11 of the United States Code and any successor statute or statutes having substantially the same function.

“Borrower” means Dynavax Technologies Corporation, a Delaware corporation, and all of its permitted successors and assigns.

“Business Day” means any day of the year on which banks are open for business in New York, New York.

“Capital Lease” means any lease or similar arrangement which is of a nature that payment obligations of the lessee or obligor thereunder at the time are or should be capitalized and shown as liabilities (other than current liabilities) upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.

“Capital Lease Obligations” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet of such lessee with respect to such Capital Lease.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing (but excluding any Indebtedness convertible into, or exchangeable for Capital Stock).

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 360 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or

F-1 or better by Fitch Investor Services, (iii) time deposits and certificates of deposit maturing within 360 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (A) that has combined capital and surplus of at least $500,000,000 or (B) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc. or A or better by Fitch Investor Services, and (iv) money market funds that are SEC registered 2a-7 eligible only, have assets in excess of $1,000,000,000, offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that, the Credit Parties will invest only in ‘no-load’ funds which have a constant $1.00 net asset value target.

“Cash Interest Expense” means, for any Test Period, interest expense (including the interest component of Capital Lease Obligations) paid or payable in cash by the Consolidated Entities on all Indebtedness during such Test Period, as determined on a consolidated basis in accordance with GAAP, excluding, to the extent otherwise included in the calculation of Cash Interest Expense for the applicable period, without duplication, (i) debt issuance costs, debt discount or premium and other financing fees and expenses (including commitment fees), (ii) any cash costs associated with breakage in respect of Hedge Agreements, (iii) annual agency or trustee fees and (iv) all non-recurring cash interest expenses consisting of liquidated damages for failure to timely comply with registration rights obligations under any agreement governing Indebtedness.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986 or any successor federal tax code.

Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

“Collateral Access Agreement” means any agreement pursuant to which a warehouseman, bailee or lessor, as applicable, (i) provides the Collateral Agent with access to personal property located in a public warehouse, in the possession of a bailee or located in a facility leased by any Credit Party and a reasonable time to sell and dispose of the inventory from such location and (ii) waives or subordinates any personal property liens against the assets of the Credit Parties to and for the benefit of the Collateral Agent and the Purchasers.

“Collateral Agent” means Deerfield, in its capacity as Collateral Agent appointed under Section 8.1 and any other Security Documents, and its successors and permitted assigns in such capacity.

“Commitment” means, with respect to any Purchaser, the commitment of such Purchaser to purchase Notes on the Purchase Date in an aggregate principal amount up to the amount set forth opposite such Purchaser’s name on Exhibit A, as such amount may be reduced from time to time pursuant to the terms hereof.

“Common Stock” means the common stock, no par value per share, of the Borrower.

“Consolidated Entities” means the Borrower and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any Test Period, net income (or loss) for such Person and its Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of such Person (or is accounted for by such Person by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to such Person or one of its Subsidiaries during such Test Period, (ii) the net income (or loss) of any other Person acquired by, or merged with, such Person or any of its Subsidiaries for any period prior to the date of such acquisition or merger, and (iii) the net income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than a Credit Document) or Requirement of Law applicable to such Subsidiary.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Convertible Notes” has the meaning set forth in Section 6.2(v). “Costs” has the meaning set forth in Section 9.2.

“Credit Documents” means and collectively refer to this Agreement, the Notes, the Security Documents, the Guaranty, the Disclosure Letter and any and all other agreements between an Credit Party and the Collateral Agent or the Purchasers in connection with this Agreement.

“Credit Parties” means the Borrower and the Subsidiary Guarantors.

“Current Market” means, as of any date of determination, the Principal Market on which the shares of Common Stock are then listed, traded and quoted.

“Customary Subordination Terms” means, with respect to any Indebtedness under the Convertible Notes, terms of subordination that shall provide (a) upon a liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property, or in connection with an assignment for the benefit of creditors of the Borrower or in any marshalling of the Borrower’s assets and liabilities, the Obligations (including interest after the commencement of any bankruptcy proceeding at the rate specified herein and any Prepayment Premium) shall be paid in full before the holders of the Convertible Notes shall be entitled to receive any payment or other distribution with respect to the Indebtedness under the Convertible Notes, (b) no payment in respect of the Indebtedness under the Convertible Notes may be made if (i) an Event of Default pursuant to Section 7.1(a) shall have occurred and is continuing, by acceleration or otherwise, until such Event of Default is cured or waived or the Obligations are paid in full, or (ii) any other Event of Default shall have occurred and be continuing and the Collateral Agent shall have sent to the Borrower a notice of default (a

“Payment Blockage Notice”); provided that, no more than one Payment Blockage Notice may be sent during any 360 day period and payments in respect of such notes may resume upon the earliest to occur of (A) the date on which such Event of Default is cured or waived, (B) the Obligations are paid in full, (C) the date that is 179 days after the date on which the Payment Blockage Notice is received, and (D) the date the Payment Blockage Notice is rescinded, and (c) if any holder of the Convertible Notes (or trustee) receives payment that is prohibited by the subordination provisions, such holder (or trustee) will hold the payment in trust for the benefit of the holders of the Notes and upon written request of the Collateral Agent swill deliver the amounts in trust to the Collateral Agent for application to the Obligations.

“Deerfield” means Deerfield Partners, L.P.

“Default” means any Event of Default or any event that with the giving of notice, lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(c).

“Deferred Acquisition Consideration” means purchase price adjustments, royalty, earn- out, milestone payments, holdbacks, indemnity, contingent or other deferred payments of a similar nature (including any non-compete and consulting payments) payable in connection with a Permitted Acquisition.

“Delisting Event” means the shares of Common Stock cease to be listed, traded or publicly quoted on any Principal Market.

“Deposit Account” has the meaning given to it in Article 9 of the UCC.

“Deposit Account Control Agreement” means any agreement establishing the Collateral Agent’s control (as defined in the UCC) of any Deposit Account.

“Disclosure Letter” means the disclosure letter dated the Effective Date and delivered to the Collateral Agent and the Purchasers in respect of this Agreement.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the day that is 180 days after the Maturity Date (other than, in each case, (A) redemptions solely for Qualified Capital Stock in such Person and cash in lieu of fractional shares of such Capital Stock and (B) redemptions upon the occurrence of an “asset sale”, “fundamental change” or a “change in control” (or similar event, however denominated) so long as any such redemption requirement becomes operative only after repayment in full (or waiver thereof) of all the Obligations (other than contingent indemnification obligations)); provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollar” or “$” means dollars in lawful currency of the United States of America. “Dynavax GmbH” means Dynavax GmbH, a German corporation.

“EBITDA” means, with respect to any Person for any Test Period, Consolidated Net Income for such Person for such Test Period plus (i) to the extent deducted in determining Consolidated Net Income for such Person for such Test Period, (A) interest expense, (B) provision for taxes paid or accrued, (C) depreciation and amortization, (D) non-cash expenses related to stock based compensation, (E) extraordinary charges, expenses or losses incurred other than in the ordinary course of business, (F) any unrealized losses in respect of Hedge Agreements, (G) adjustments relating to purchase price allocation accounting, (H) any foreign currency translation losses, (I) accruals, payments, fees and expenses (including legal, tax, structuring and other costs and expenses) in connection with (x) the execution, delivery and performance of this Agreement and the other Credit Documents by the Credit Parties, the issuance of the Notes and the granting of the Liens under the Security Documents and (y) any Permitted Acquisition or Investment and, to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Capital Stock, dividends, dispositions, consolidations, recapitalizations or refinancing transactions and modifications of Indebtedness, whether or not consummated, (J) non-revenue based milestone payments and upfront payments in connection with any Permitted Acquisition or licensing arrangement (including Heplisav-B In Licenses), (K) any loss realized as a result of the cumulative effect of a change in accounting principles, and (L) any net loss attributable to the early extinguishment or conversion of Indebtedness or other long- term liabilities, minus (iii) to the extent included in Consolidated Net Income for such Person for such Test Period, (A) interest income (to the extent not netted against interest expense in the calculation of interest expense), (B) income tax credits and refunds (to the extent not netted from tax expenses), (C) extraordinary income or gains realized other than in the ordinary course of business, (D) any unrealized income or gains in respect of Hedge Agreements (to the extent not included in clause (i)(F)) above or netted against interest expense in the calculation of interest expense), and (E) any foreign currency translation gains.

“Effective Date” means the date of this Agreement.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, permit, license, approval, interpretation, order, guidance or other legal requirement (including any subsequent enactment, amendment or modification) relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Event of Default” has the meaning specified in ARTICLE VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Domestic Holdco” means a Subsidiary that is a U.S. Person and substantially all the assets of which consist of Capital Stock issued by one or more “controlled foreign corporations” as such term is defined in Section 957 of the Code.

“Excluded Foreign Subsidiary” means (i) any Excluded Domestic Holdco, (ii) any Foreign Subsidiary that is a “controlled foreign corporation” as such term is defined in Section 957 of the Code or that is owned by a “controlled foreign corporation,” and (iii) a Foreign Subsidiary substantially all the assets of which consist of Capital Stock issued by one or more “controlled foreign corporations” as such term is defined in Section 957 of the Code, except, in each case, if such Excluded Foreign Subsidiary has pledged more than 65% of its voting Capital Stock to secure any Indebtedness (other than the Notes) of a Credit Party or any other Subsidiary which is a U.S. Person.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Purchaser, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of such Purchaser being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any United States federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Note or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Note or Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office

(c) Taxes attributable to such Purchaser’s failure to comply with Section 2.11(d) other than as a result of a Change in Law, or (d) any United States withholding Taxes imposed under FATCA other than due to a Credit Party’s non-compliance with FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the foregoing (together with any applicable laws implementing such agreement).

“FDA” means the U.S. Food and Drug Administration.

“FDA Approval” means the sale and marketing of Heplisav-B has been approved by the FDA for labeled indication that includes immunization against infection caused by all known subtypes of hepatitis B virus in adults 18-70 years of age with no BLACK BOX warning, a 2 dose regimen, and clinical data demonstrating Heplisav-B provided a statistically significantly higher rate of seroprotection than Engerix-B.

“Force Majeure Event” means the occurrence of: (a) an act of God (such as, but not limited to, fires, explosions, earthquakes, drought, tidal waves, floods, hurricanes and tropical storms and other severe adverse weather events) or any other natural disaster; (b) an act of war (whether declared or not), hostilities, invasion, act of foreign enemies, civil disorder, mobilization, requisition or embargo; (c) rebellion, revolution, insurrection, or military or usurped power, or civil war; (d) acts or threats of terrorism; (e) contamination by radioactivity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radioactive toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly; (f) any loss or revocation of FDA Approval other than due to any action by the Borrower unrelated to a request from the FDA, or (g) the recall and/or removal of Heplisav-B from the market or the voluntary withdrawal of Heplisav-B from the market at the direction of, or based upon a request from or discussions with, the FDA; in each case (i) having a material adverse effect on the Consolidated Entity’s ability to manufacture (either directly and/or through a contract manufacturer) Heplisav-B Units or sell, market or distribute Heplisav-B in the United States, and (ii) of which the Borrower has provided notice to the Purchasers promptly after the occurrence thereof.

“Foreign Subsidiary” means any Subsidiary organized in a jurisdiction outside the United

States.

“GAAP” means generally accepted accounting principles, as recognized by the American

Institute of Certified Public Accountants, as modified pursuant to Section 1.2 below.

“Governmental Authority” means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

“Guaranty” means a guaranty agreement made by the Subsidiary Guarantors in favor of the Collateral Agent and the Purchasers substantially in the form attached as Exhibit E hereto.

“Hazardous Material” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous,

(iii) its presence requires investigation or remediation under an Environmental Law or common law; (iv) it constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; or (v) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

“Hedge Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

“Heplisav-B Draw Condition” means the Borrower shall have entered into and executed a license agreement or license agreements with Coley Pharmaceutical Group, Inc., Merck, Sharp & Dohme Corp. and/or GlaxoSmithKline plc for the in-licensing of Intellectual Property sufficient to allow the Borrower to commercialize Heplisav-B in the United States; provided that (i) each such license agreement (A) together with all other similar license agreements, collectively, have

(x)an aggregate royalty rate or percentage payable by the Consolidated Entities of no greater than 25% per Heplisav-B Unit sold and (y) aggregate upfront payments payable by the Consolidated Entities of no greater than $15,000,000 (provided, that, notwithstanding clause (x) and (y), any such license agreement may be subject to minimum aggregate payment requirements that do not exceed $30,000,000); and (B) has a term no shorter than the longest period of exclusivity under any applicable law with respect to any Intellectual Property that is the subject of such license agreement; and (ii) all such license agreements (A) shall not be terminable by the other party thereto in the event of a change of control of the applicable Consolidated Entity, and (B) shall be assignable by the applicable Consolidated Entity in connection with a sale of all or substantially all of its assets, its vaccine business or its assets relating to the subject matter of the applicable license agreement.

“Heplisav-B In License” means, as of any date of determination, any license agreement described in the definition of “Heplisav-B Draw Condition” that, when considered together will all such similar license agreements, satisfies the requirements of such clause (i) as of such date.

“Heplisav-B Launch” means the first commercial shipments of 1,000 or greater number of Heplisav-B Units by the Consolidated Entities or any direct or indirect assignee or licensee of the Consolidated Entities to a third party customer after FDA Approval.

“Heplisav-B Unit” means a single dose of Heplisav-B.

“Indebtedness” means, for any Person, without duplication, (i) obligations of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person in respect of the deferred purchase price of property or services which in accordance with GAAP would be required to be shown as a liability and, without duplication, any purchase price adjustments, royalty, earn-out, milestone payments, holdbacks, indemnity, contingent or other deferred payments of a similar nature incurred in connection with an acquisition, investment, or disposition; (iv) obligations of such Person under any conditional sale or other title retention agreement relating to property acquired by such Person; (v) Capital Lease Obligations of such Person; (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit (whether or not drawn upon and in the stated amount thereof) (excluding letters of credit or bankers’ acceptances issued in respect of trade payables); (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (vi) above; (viii) all indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person; (ix) all Disqualified Capital Stock of such Person; (x) the principal balance outstanding under any asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries; and (xi) net termination obligations under any Hedge Agreement (other than to the extent such obligations can be settled in shares of Qualified Capital Stock of such Person); provided, however, that the foregoing shall exclude, in each case, (A) trade payables and accrued expenses incurred in the ordinary course of business on terms customary in the trade, (B)

operating lease and license obligations incurred in the ordinary course of business that are not capitalized, (C) severance, deferred compensation, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and (D) obligations in respect of non-competition agreements or similar arrangements. Notwithstanding the foregoing, equity derivatives permitted under this Agreement, and any obligations thereunder, shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

“Interest Coverage Ratio” means, as of the last day of any Test Period, the ratio of

(i)EBITDA for such Test Period to (ii) Cash Interest Expense paid or payable during such Test Period.

“Interest Rate” has the meaning set forth in Section 2.3. “Investments” has the meaning set forth in Section 6.4.

“Lien” means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises by virtue of contract, statute or common law, including the lien or security interest arising from a mortgage, security agreement, pledge, lease, conditional sale, consignment or bailment for security purposes or from attachment, judgment or execution and any easement, covenant, restriction, condition, reservation, encroachment, right-of-way, lease or other title exception or encumbrance affecting any property.

“Major Transaction” means:

(i)

a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other event (A) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (x) no longer hold a majority of the shares of Common Stock or

(y)	no longer have the ability to elect a majority of the board of directors of the Borrower or
(B)	as a result of which shares of Common Stock shall be changed into (or the shares of

Common Stock become entitled to receive) the same or different number of shares of the same or another class or classes of stock or securities of another entity other than a merger effected solely for purposes of changing the Borrower’s state of incorporation or domicile;

(ii)	the sale or transfer in one or a series of transactions of all or substantially all of the assets of the Borrower on a consolidated basis to any Person other than a Wholly Owned Subsidiary Guarantor;

(iii)

any Person or group, other than the Borrower and its Subsidiaries or any employee benefit plan of the Borrower or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing such Person has become the beneficial owner of shares with a majority of the total voting power of all outstanding voting securities that are entitled to vote generally in the election of the Borrower’s board of directors;

(iv)	the liquidation, dissolution or winding up of the Borrower; or

(v)

the occurrence of a “change of control,” “fundamental change” or other similar event or condition that results in the Borrower being required to repurchase, redeem or retire the Convertible Notes in whole or in part pursuant to the terms of the indenture or other governing instrument for the Convertible Notes.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Consolidated Entities, taken as a whole; (ii) any material adverse effect on the rights and remedies, in the aggregate, of the Collateral Agent or the Purchasers under the Credit Documents, or the ability of the Credit Parties, taken as a whole, to perform the Obligations; or

(iii) a material adverse effect upon the validity or enforceability against any Credit Party of the Credit Documents to which it is a party.

“Market Capitalization” shall mean, as of any date of determination, the product of (x)  the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of common stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (y) the last closing bid price per share for the Borrower's shares of Common Stock as of the preceding Trading Day on the Current Market.

“Material Contract” means (i) each material supply agreement, manufacturing agreement, agreement to in-license Intellectual Property and similar agreement related to Heplisav-B;

(ii)each Heplisav-B In License; and (iii) each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act but excluding any employment or management contracts or compensatory plan, contracts or other arrangements described in Item 601(b)(10)(iii) of Regulation S-K under the Securities Act and excluding any real property leases) to which any Consolidated Entity is a party.

“Material Products” means (i) Heplisav-B and (ii) any other pharmaceutical product sold by any Consolidated Entity that accounts for 10% or more of revenue for the Test Period most recently ended for which the Borrower has filed financial statements with the SEC (as determined on a consolidated basis in accordance with GAAP).

“Maturity Date” means the fifth anniversary of the Purchase Date.

“Mortgage” means any mortgage, deed of trust, deed to secure debt, collateral assignment of lease or similar agreement or instrument pursuant to which any Credit Party grants in favor of the Collateral Agent, or a trustee for the benefit of the Collateral Agent, a security interest in and Lien upon any fee or leasehold interest in any real property owned by any Credit Party.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, with respect to which any current member of the Controlled Group has any obligation to contribute.

“Net Sales” means, without duplication, the gross amount invoiced by or on behalf of the Consolidated Entities or any direct or indirect assignee or licensee of the Consolidated Entities for Heplisav-B Units, sold globally in bona fide, arm’s length transactions, less customary deductions determined without duplication in accordance with the selling Person’s customary accounting methods as generally and consistently applied for: (i) cash or terms discounts, (ii) sales, use and value added taxes (if and only to the extent included in the gross invoice amount),

(iii)	reasonable and customary accruals for third party rebates and chargebacks, and (iv) returns. “Notes” has the meaning set forth in the Background Statement above.

“Obligations” means (i) the Notes and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from any Consolidated Entity to the Collateral Agent or the Purchasers of any kind or nature, present or future, arising under this Agreement or any of the other Credit Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired; and (ii) all interest (including to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys’ fees and any other sums payable by any Consolidated Entity to the Collateral Agent or the Purchasers under this Agreement or any of the other Credit Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto.

“Other Connection Taxes” means with respect to any Purchaser, Taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such Tax (except connections arising from such Purchaser having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto. “Permitted Acquisition” has the meaning set forth in Section 6.6(xiii).

“Permitted Liens” has the meaning set forth in Section 6.3.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained by a current member of the Controlled Group for employees of any member of the Controlled Group.

“Prepayment Premium” means, with respect to any prepayment or required prepayment of the principal amount of the Notes (including any mandatory prepayment of the Notes pursuant to Section 2.7 or acceleration of the Notes pursuant to Section 7.2(a)), an amount equal to

(i) 6.5% of the principal amount of Notes to be prepaid, if such prepayment (or required prepayment) occurs on or prior to the third anniversary of the Purchase Date; (ii) 6.0% of the principal amount of the Notes to be prepaid, if such prepayment (or required prepayment) occurs after the third anniversary of the Purchase Date but on or prior to the fourth anniversary of the Purchase Date; and (iii) 3% of the principal amount of the Notes to be prepaid, if such prepayment (or required prepayment) occurs after the fourth anniversary of the Purchase Date but prior to the Maturity Date.

“Principal Market” means any of the New York Stock Exchange, the NYSE MKT , the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“Purchase Date” means the date upon which the Notes are purchased pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Section 3.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Purchaser” means each Person signatory hereto as a “Purchaser” and their respective registered successors and assigns.

“Qualified Capital Stock” means any Capital Stock of a Person that is not Disqualified Capital Stock.

“Recipient” means the Collateral Agent or any Purchaser, as applicable. “Register” has the meaning set forth in Section 1.4(a).

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals.

“Regulatory Approval” means all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale or sale of the Material Products by a Consolidated Entity within the United States.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Purchasers” means, prior to the Purchase Date, Purchasers obligated with respect to greater than 50% of the Commitments and, thereafter, Purchasers representing greater than 50% of the outstanding principal amount of the Notes.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Restricted Payments” has the meaning set forth in Section 6.7.

“Restricted Purchaser” means Deerfield and its Affiliates and any other Purchaser that notifies the Borrower in writing that it wishes to be deemed a Restricted Purchaser.

“Restricted Transferee” means any Person (i) who is a natural Person or (ii) who is listed on Schedule 1.1A of the Disclosure Letter.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, between each Credit Party and the Collateral Agent, substantially in the form attached as Exhibit F hereto.

“Security Documents” means the Security Agreement, the Collateral Access Agreements, the Deposit Account Control Agreements, and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of the Borrower’s Subsidiaries pursuant to the terms of this Agreement, in each case as amended, modified or supplemented from time to time.

“Solvent” means, with respect to any Person (determined on a consolidated basis) on any particular date, that such Person (i) does not have unreasonably small capital to carry on its business as now conducted and as presently proposed to be conducted, (ii) is able to pay its debts as they become absolute and matured, and (iii) has assets with a present fair saleable value greater than its total stated liabilities and identified contingent liabilities. In computing the amount of identified contingent liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which such Person owns, directly or indirectly, more than 50% of the voting securities thereof. Unless the context otherwise requires, “Subsidiary” refers to a direct or indirect Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Purchasers) and has granted to the Collateral Agent, on behalf of the Purchasers, a Lien upon and security interest in its personal property assets pursuant to the Security Agreement. For the avoidance of doubt, no Excluded Foreign Subsidiary shall be a Subsidiary Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means March 15, 2017.

“Test Period” means a period of four consecutive fiscal quarters of the Borrower (or other Person, as applicable).

“Total Voting Power” means, with respect to any Person, the total number of votes that may be cast in the election of directors or managers, as applicable, of such Person at any meeting of stockholders or members, as applicable, of such Person if all securities entitled to vote in the election of directors or managers, as applicable, of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

“Trading Day” means any day on which the Common Stock is traded for at least six hours on the Current Market.

“UCC” means the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity, priority or perfection of any security interest in any collateral granted under any Credit Document is governed by the Uniform Commercial Code as in effect in another jurisdiction, then, as to the validity, priority or perfection, as the case may be, of such security interest, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

“Unrestricted Cash” means, as of any date of determination, the sum of all the money, currency or credit balances held by the Credit Parties and maintained in a deposit account in the United States (and to the extent that the date of determination is on or after the Purchase Date that is subject to a Deposit Account Control Agreement).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.11(d). “Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (other than directors’ qualifying shares) is owned,

directly or indirectly, by such Person.

1.2

Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined have the meanings customarily given them in accordance with GAAP as in effect from time to time, provided that if the Borrower notifies the Purchasers that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that all terms of an accounting or financial nature (including the definitions of Capital Lease Obligations and Indebtedness) shall be construed without giving effect to (i) any changes to the current GAAP accounting model for leases of the type described in the FASB and IASB joint exposure draft published on August 17, 2010 entitled “Leases (Topic 840)” or otherwise arising out of the FASB project on lease accounting described in such exposure draft, (ii) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards

159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

1.3

Interpretation. Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa. The words “include,” “includes” and “including” shall in any event be deemed to be followed by the phrase “without limitation.” All references in this Agreement to “this Agreement”, “herein”, “hereunder”, “hereof” shall be deemed to refer to this Agreement in its entirety (including the exhibits (and their annexes) and schedules hereto) unless the context requires otherwise. All references in this Agreement to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement unless the context requires otherwise. Except as otherwise provided herein, any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified in accordance with any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Credit Document. Any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

1.4	Register.

(a)	The Borrower shall establish and maintain at its address referred to in Section 9.5

(i) a record of ownership (the “Register”) in which the Borrower shall register by book entry the interests (including any rights to receive payment of principal and interest hereunder) of each Purchaser in each Note, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Purchasers (and any change thereto pursuant to this Agreement), (B) the amount of Commitments of, and principal amounts (and stated interest) owing to each Purchaser and

(C)	any other payment received by the Purchasers pursuant to the Credit Documents.

(b)

Notwithstanding anything to the contrary contained in this Agreement, (i) each Note is a registered obligation, (ii) the right, title and interest of the Purchasers and their assignees in and to the Notes shall be transferable only upon notation of such transfer in the Register and (iii) no assignment thereof or participation therein shall be effective until recorded therein. This Section 1.4 and Sections 9.7 and 9.8 shall be construed so that each Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(c)

The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent and the Purchasers shall treat each Person whose name is recorded in the Register as a Purchaser (and as the owner of the amounts owing to it under the Notes as reflected in the Register) for all purposes of this Agreement. Information contained in the Register with respect to any Purchaser shall be available for access by such Purchaser at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE II

AMOUNTS AND TERMS OF THE NOTES

2.1	Notes and Commitments; Notice of Purchase.

(a)

Each Purchaser severally agrees, subject to and on the terms and conditions set forth in this Agreement, to purchase, a Note from the Borrower on any Business Day (i) on or after the date that is three Business Days after date on which (x) the FDA Approval has been obtained and (y) the Heplisav-B Draw Condition has been satisfied (or the Required Purchasers have waived satisfaction of the Heplisav-B Draw Condition) but (ii) prior to the Termination Date, in a principal amount equal to such Purchaser’s Commitment. The Commitments shall be automatically and permanently terminated (A) concurrently with the purchase of the Notes on the Purchase Date, and (B) on the Termination Date. To the extent repaid, the principal amount under Notes may not be re-borrowed.

(b)

At least three Business Days prior to the expected Purchase Date, the Borrower shall deliver to the Purchasers a written notice (the “Purchase Notice”), which notice shall be irrevocable, shall be substantially in the form of Exhibit D hereto and shall specify (1) the account(s) to which the proceeds of the Notes are to be disbursed pursuant to Section 2.9 and (2) the requested Purchase Date.

2.2

Notes. The Notes shall be payable to the applicable Purchaser in an amount equal to the principal amount of such Purchaser’s Commitment. The terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein and, in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control.

2.3	Interest.

(a)	All outstanding principal amounts of the Notes shall bear interest at a rate per annum equal to 10.375% per annum (the “Interest Rate”).

(b)

Interest on the outstanding principal balance of each Note shall be due and payable (i) on the first Business Day of each March, June, September and December, commencing with the first such date after the Purchase Date (each an “Interest Payment Date”), and (ii) on each date when all or any amount of the unpaid principal balance of each such Note shall be due (whether at maturity, by acceleration, prepayment or otherwise), but only to the extent accrued and only with respect of the principal amount being paid.

(c)	Interest on the Notes and fees shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(d)

If the Borrower shall default in the payment of any principal of or interest on any Note (in the case of interest, beyond the grace period applicable pursuant to Section 7.1(a)(ii)), by acceleration or otherwise (after expiration of all applicable grace periods), then, until such defaulted amount shall have been paid in full, all such overdue amounts shall bear interest (after as well as before judgment) at a rate per annum equal to the Interest Rate plus 10.00% per annum (the “Default Rate”).

(e)

Nothing contained in this Agreement or the Notes shall be deemed to establish or require the payment of interest to the Purchasers at a rate in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid under this Agreement or the Notes exceeds the maximum rate permitted by applicable law, the rate of interest required to be paid hereunder and under the Notes shall be automatically reduced to the maximum rate permitted by applicable law and any amounts collected in excess of the permissible amount shall be deemed a prepayment of principal of the Notes.

2.4	Purchase Price and Fees.

(a)	The purchase price for the Notes shall be 100% of the principal amount thereof.

(b)	As additional consideration for the Commitments, the Borrower shall pay the following fees to the Purchasers:

(i)	An amount equal to 1.0% of the Commitment, payable in cash on the date of this Agreement;

(ii)

An amount equal to 1.0% of the Commitments (such amount, the “Approval Fee Amount”), payable on the third Trading Day after the later of (x) the announcement of the FDA Approval (such announcement, the “Approval Announcement”) and (y) satisfaction (or waiver by the Required Purchasers) of the Heplisav-B Draw Condition, which amount may be paid either (1) in cash or (2) by delivering to the Purchasers a number of shares of Common Stock equal to (x) the Approval Fee Amount divided by (y) the arithmetic average of the closing price per share of the Common Stock for the Trading Day immediately prior to the Approval Announcement and the closing price per share of the Common Stock for the Trading Day immediately following the Approval Announcement, rounded up to the nearest whole number (for the avoidance doubt, the parties agree that the shares of Common Stock delivered to the Purchasers under this section need not be Freely Tradeable Shares); provided, however, that the Borrower may not pay the Approval Fee Amount by delivering shares of Common Stock (A) during the occurrence of a Delisting Event, (B) at any time following a Major Transaction, (C) at any time following the occurrence, and during the continuance, of an Event of Default, (D) from and after the first date on which the Borrower determines it is or may be required to withhold any Taxes as a result of this Section 2.4(b)(ii) and a payment in the form contemplated by clause (2) hereof, or

(E) unless all material information regarding the Borrower has been publicly filed in a report pursuant to the Exchange Act or is otherwise publicly disclosed;

(iii)	An amount equal to 1.5% of the Commitments, payable in cash on December 20, 2016 if the FDA Approval has not occurred prior to such date (the “Grace Fee”);

(iv)

In the event that the Purchase Date occurs any time after December 29, 2016 but on or prior to the Termination Date, an amount in cash equal to the amount of interest that would have accrued from, and including, such date to, but excluding the Purchase Date on $100,000,000, minus the Grace Fee, payable in cash on the Purchase Date; and

(v)

If the Borrower fails to issue Notes in an aggregate principal amount equal to the Purchasers’ aggregate Commitments within 10 Business Days of obtaining the FDA Approval and satisfying the Heplisav-B Draw Condition (or within 10 Business Days of obtaining the FDA Approval if the satisfaction of the Heplisav-B Draw

Condition shall have been waived by the Required Purchasers) (such 10th Business Day, the “Draw Failure Date”) other than as a result of the Termination Date having occurred or solely as a result of the action or inaction of the Purchasers, the Borrower shall pay to the Purchasers an amount equal to $15,000,000, payable in cash, on the fifth Business Day after the Draw Failure Date; provided, that the Borrower will have no obligation to pay the aforesaid amount to the Purchasers if a Force Majeure Event occurs after the Effective Date but prior to the Draw Failure Date and is continuing on the Draw Failure Date. For the avoidance of doubt, the payment of this fee shall be the sole remedy of the Purchasers for the occurrence of a Draw Failure Date.

2.5	Maturity of Notes. If not sooner paid, the outstanding principal amount of the Notes and all accrued (and theretofore unpaid) interest shall be due and payable on the Maturity Date.

2.6	Optional Prepayments.

(a)

The Borrower shall have the right to prepay the Notes at any time or from time to time, in whole or in part, together with accrued (and theretofore) unpaid interest on the principal amount prepaid plus (i) the applicable Prepayment Premium, and (ii) if such prepayment is prior to the third anniversary of the Purchase Date, an additional amount equal to the amount of interest that would have accrued from, and including, the date of prepayment to, but excluding, the third anniversary of the Purchase Date on the principal amount of the Notes outstanding immediately prior to such prepayment.

(b)

Any prepayment in part pursuant to this Section 2.6 must be made in a minimum principal amount of $5,000,000. If the Borrower wishes to make such a prepayment, it shall give the Purchasers notice in writing to that effect not later than 5 Business Days (or such shorter period as agreed to by the Required Purchasers) prior to the date of the prepayment, specifying the date on which the prepayment is to be made and the principal amount to be prepaid. Such notice shall constitute the Borrower’s irrevocable commitment to prepay that amount on that date, together with accrued (and theretofore) unpaid interest on the principal amount prepaid to but excluding the prepayment date plus, if applicable, the Prepayment Premium and any additional amounts owed under clause (ii) of Section 2.6(a); provided, that any such notice with respect to a prepayment under Section 2.6(a) may be contingent upon the consummation of a financing, Major Transaction or other specified event.

2.7

Major Transaction Redemption. If the Borrower gives (or is required to give) the Purchasers notice of a Major Transaction pursuant to Section 5.2(b), the Required Purchasers may, by written notice to the Borrower, require the Borrower to prepay the Notes in whole. Such prepayment notice shall be delivered to the Borrower at least 10 Business Days prior to the effective date of such Major Transaction or, in the event that notice of such Major Transaction is given by the Borrower less than 20 Business Days prior to the effective date of such Major Transaction, at least 7 calendar days prior to such effective date and shall specify the date of prepayment, which (x) shall be a Business Day and (y) may not be earlier than the date of consummation of such Major Transaction, but may not be a date later than the 20th Business Day after the effective date of such Major Transaction. The amount payable by the Borrower in connection with such prepayment shall be equal to (i) the aggregate outstanding principal amount of the Notes, together with accrued (and theretofore) unpaid interest plus (ii) if applicable, the Prepayment Premium, and (iii) if such prepayment is prior to the third anniversary of the Purchase Date, the amount of interest that would have accrued from, and including, the date of prepayment to, but excluding, the third anniversary of the Purchase Date on the principal amount of the Notes outstanding immediately prior to such prepayment.

2.8

General Provisions as to Payments; Payments in Shares. Any payments and other amounts owing under this Agreement shall be made at the applicable Purchaser’s address as set forth in Section 9.5, prior to 11:00 a.m., New York City time, on the date when due, unless otherwise designated by the Purchasers in writing.  Each payment hereunder shall be applied

(i) first, to the reasonable documented and out-of-pocket costs and expenses of the Purchasers and Collateral Agent (allocated as reasonably determined by the Collateral Agent and, without prejudice to the Borrower’s obligations pursuant to Section 9.1, invoiced to the Borrower at least one Business Day prior to the date of the applicable payment), (ii) second, to accrued interest,

(iii) third, to the Prepayment Premium, if any, (iv) fourth, to principal, and (v) fifth, to any remaining amounts then due and payable under the Credit Documents.

2.9

Disbursement of Note Proceeds. The Borrower hereby authorizes and directs the Purchasers to disburse, for and on behalf of the Borrower and for the Borrower’s account, the proceeds of the Notes made by the Purchasers pursuant to this Agreement (i) to such Person or Persons as the Borrower shall direct in writing and (ii) to pay the Purchasers any fees pursuant to Section 2.4 and any reasonable and documented out-of-pocket expenses payable pursuant to Section 9.1; provided that, without prejudice to the Borrower’s obligations pursuant to Section 9.1, such costs and expenses shall have been invoiced to the Borrower at least one Business Day prior to the Purchase Date.

2.10	Use of Proceeds. The proceeds of the Notes shall be used by the Borrower solely

(i) to pay fees and expenses in connection with the transactions contemplated by this Agreement, and (iii) for general corporate purposes.

2.11	Taxes.

(a)

Any and all payments hereunder or under any other Credit Document by the Credit Parties shall be made, in accordance with this Section 2.11, free and clear of and without deduction for any and all present or future Taxes except as required by applicable law. If any Credit Party shall be required by applicable law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Credit Document, (i) such Credit Party shall make such deduction or withholding, (ii) such Credit Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) to the extent that the deduction or withholding is made on account of any Indemnified Tax, the sum payable by the applicable Credit Party shall be increased by as much as shall be necessary so that after making all required deduction or withholding (including deduction or withholding for Taxes applicable to additional sums payable under this Section 2.11), each Purchaser shall receive an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made (any and all such additional amounts payable shall hereinafter be referred to as the “Additional Amounts”). Within thirty (30) days after the date of any payment of such Taxes by the applicable Credit Party, such Credit Party shall furnish to the applicable Purchaser the original or a certified copy of a receipt (if any is provided to such Credit Party) evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Purchaser.

(b)

The Borrower agrees to pay and authorizes each Purchaser to pay in its name, all Other Taxes. If the Borrower directly pays such Other Taxes, within 30 days after the date of any payment of Other Taxes the Borrower shall furnish to the applicable Purchaser the original or a certified copy of a receipt (if any is provided to the Borrower) evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Purchaser.

(c)

Without duplication with respect to any Additional Amounts, the Credit Parties shall reimburse and indemnify, within 10 days after receipt of demand therefor, each Purchaser for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.11(c)) paid or payable by such Purchaser , whether or not such Indemnified Taxes were correctly asserted; provided, that the Credit Parties shall not be required to compensate any Purchaser pursuant to this Section 2.11(c) for any Indemnified Taxes incurred more than 180 days prior to the date that such Purchaser notifies the Borrower in writing of the increased costs and of Purchaser’s intention to claim compensation thereof; provided further, that if circumstances giving rise to such Indemnified Taxes is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate of the applicable Purchaser(s) setting forth the amounts to be paid thereunder and delivered to Borrower shall be conclusive, absent manifest error.

(d)

At the time or times reasonably requested by the Borrower, any Purchaser that is legally entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Purchaser is subject to backup withholding.

(i)	Without limiting the generality of the foregoing:

(A)

Each Purchaser that is a U.S. Person for United States federal income tax purposes shall, on or before the date on which the Purchaser becomes a party to this Agreement, provide to Borrower a properly completed and executed IRS Form W-9 certifying that such Purchaser is not subject to backup withholding tax.

(B)

Each Purchaser that is not a United States person for United States federal income tax purposes (a “Foreign Purchaser”) and is entitled to an exemption from or reduction of United States withholding tax with respect to payments under this Agreement shall, on or before the date on which the Purchaser becomes a party to this Agreement, provide Borrower with a properly completed and executed IRS Form W 8ECI, W-8BEN, W-BEN-E, W-8IMY or other applicable forms (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, and, if such Foreign Purchaser is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (a “U.S. Tax Compliance Certificate”) representing that such Foreign Purchaser is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% shareholder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto) in the form set forth in Exhibit G-1. If the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate on behalf of such direct or indirect Partner in the form set forth in Exhibit G-2.

(ii)

Each Purchaser shall provide new forms or certifications (or successor forms) as reasonably requested by the Borrower from time to time, and shall notify the Borrower in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms or certifications previously delivered by such Purchaser to the Borrower.

(e)

If a payment to a Purchaser under this Agreement would be subject to United States withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA, such Purchaser shall deliver to Borrower, at the times prescribed by law and as reasonably requested by Borrower, such documentation prescribed by applicable law and such documentation reasonably requested by the Borrower as may be necessary in order for Borrower to comply with its obligations under FATCA and to determine that such Purchaser has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f)

If a Purchaser determines in its sole discretion, exercised in good faith, that it has received a refund from a Governmental Authority relating to Taxes in respect of which the applicable Credit Party paid Additional Amounts or made a payment pursuant to

Sections 2.11(b) or 2.11(c) then, provided that no Event of Default has occurred and is continuing, such Purchaser shall promptly pay such refund (limited to the amount paid by the Credit Party under Section 2.11 with respect to the Taxes refunded) to the Credit Party, net of all out-of-pocket expenses (including Taxes) of such Purchaser incurred in obtaining such refund or making such payment; provided that the Credit Party, upon the request of such Purchaser, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Purchaser if such Purchaser is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(f), in no event shall a Purchaser be required to pay any amount to the Credit Party pursuant to this Section 2.11(f), the payment of which would place the Purchaser in a less favorable net after-Tax position than the Purchaser would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amount with respect to such Tax had never been paid.  This paragraph shall not be construed to require any Purchaser to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

2.12	Other Additional Costs. In the event that any applicable Change in Law:

(a)

imposes, modifies or holds applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Purchaser; or

(b)

imposes on any Purchaser any other condition (other than Indemnified Taxes or Excluded Taxes); and the result of any of the foregoing is to increase the cost to such Purchaser (as determined by such Purchaser in good faith using calculation methods customary in the industry) of making, renewing or maintaining any extension of credit hereunder or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Purchaser or any Person controlling such Purchaser, then, in any such case, Borrower shall promptly pay to such Purchaser, upon its receipt of the certificate described below, any additional amounts necessary to compensate such Purchaser for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Purchaser with respect to this Agreement or the Notes purchased hereunder. If a Purchaser becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall promptly notify Borrower of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Purchaser to Borrower shall be conclusive in the absence of manifest error. Failure or delay on the part of a Purchaser to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section

2.12 shall not constitute a waiver of a Purchaser’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate any Purchaser under this Section

2.12with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.

2.13	Pro Rata Treatment.

(a)

The purchase of Notes on the Purchase Date shall be made by the Purchasers pro rata on the basis of their respective Commitments. All payments on account of principal of or interest on any Notes, fees or any other Obligations owing to or for the account of any one or more Purchasers shall be apportioned ratably among such Purchasers in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b)

If any Purchaser shall, by exercising any right of setoff (including in accordance with Section 7.2(c)) or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Notes or other Obligations hereunder resulting in such Purchaser’s receiving payment of a proportion of the aggregate amount of its Notes and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Purchaser receiving such greater proportion shall (i) notify the other Purchasers of such fact and (ii) purchase (for cash at face value) participations in the Notes and such other Obligations of the other Purchasers, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Purchasers ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, then such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this Section 2.13(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Purchaser as consideration for the assignment of or sale of a participation in any of its Notes to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Purchaser acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Purchaser were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Purchaser receives a secured claim in lieu of a setoff to which this Section 2.13(b) applies, then such Purchaser shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Purchasers entitled under this Section 2.13(b) to share in the benefits of any recovery on such secured claim.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND PURCHASE OF NOTES

3.1

Conditions to Effectiveness. This Agreement shall be effective when the Purchasers shall have received from each of the parties hereto, a duly executed counterpart of this Agreement, dated as of the date hereof, signed by such party.

3.2	Conditions to Purchase of the Notes. The obligation of each Purchaser to purchase any Notes hereunder is subject to the satisfaction of the following conditions precedent:

(a)

Credit Documents. The Collateral Agent shall have received the following, each dated as of the Purchase Date (unless otherwise specified) and in such number of copies as the Collateral Agent shall have requested:

(i)	a duly executed Note for the account of each Purchaser;

(ii)	the Guaranty, duly completed and executed by each Subsidiary of the Borrower (other than Excluded Foreign Subsidiaries), in form and substance satisfactory to the Purchasers;

(iii)

a pledge agreement with respect to Dynavax GmbH pledging as security for the Obligations65% of the outstanding voting Capital Stock and 100% of the outstanding non-voting Capital Stock of Dynavax GmbH, governed in each case by the laws of the jurisdiction of organization of Dynavax GmbH, duly completed and executed by the holder(s) of such Capital Stock, in form and substance satisfactory to the Purchasers;

(iv)	the Security Agreement, duly completed and executed by each Credit Party, in form and substance satisfactory to the Purchasers;

(v)

duly completed and executed grants of security interest in form required by or acceptable to the U.S. Copyright Office or the U.S. Patent and Trademark Office in respect of registered intellectual property included in the collateral granted under the Security Agreement;

(vi)	[Reserved];

(vii)

the Deposit Account Control Agreements, duly completed and executed by the applicable Credit Party and depository institution, covering each Deposit Account maintained by the Borrower and the Subsidiary Guarantors (other than Excluded Deposit Accounts (as defined in the Security Agreement)), in form and substance satisfactory to the Purchasers;

(viii)

a control agreement with respect to each securities account maintained by the Borrower and the Subsidiary Guarantors (other than Excluded Subsidiary Accounts (as defined in the Security Agreement)), in form and substance satisfactory to the Purchasers; and

(ix)	an opinion of counsel to the Credit Parties dated as of the Purchase Date and addressed to the Purchasers, in the form agreed on the date hereof with the Required Purchasers.

(b)	Notice of Purchase. The Purchasers shall have received a Purchase Notice in accordance with Section 2.1(b).

(c)

Officer’s Certificate. The Collateral Agent shall have received a certificate, signed by an authorized officer of the Borrower, dated as of the Purchase Date and in form and substance satisfactory to the Purchasers, that all the conditions set forth in this Section 3.2 shall have been satisfied as required hereunder.

(d)

Secretary’s Certificate. The Collateral Agent shall have received a certificate of the secretary or an assistant secretary of each Credit Party, dated as of the Purchase Date and in form and substance reasonably satisfactory to the Collateral Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such party, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such party executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

(e)	[Reserved].

(f)

Good Standings. The Collateral Agent shall have received a certificate as of a recent date of the good standing of each Credit Party as of the Purchase Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(g)

Recording and Filing. The Collateral Agent shall have received evidence that UCC financing statements naming the Credit Parties as debtors and the Collateral Agent as secured party and describing the collateral encumbered by the Security Documents have been duly filed in each jurisdiction necessary to perfect the Liens created by the Security Documents.

(h)

Stock Certificates. The Collateral Agent shall have received certificates evidencing the Capital Stock being pledged under the Security Agreement as of the Purchase Date and undated assignments separate from certificate for any such certificate, duly executed in blank; provided that no stock certificate shall be required to the extent such Capital Stock is not certificated.

(i)

Insurance. The Collateral Agent shall have received certificates of insurance evidencing the insurance coverages maintained by the Credit Parties, naming the Collateral Agent as loss payee or additional insured, as its interests may appear, and providing that the applicable insurer will provide to the Collateral Agent written notice no less than 30 days prior to any cancellation, termination or modification of such coverage.

(j)

Representations and Warranties. Each of the representations and warranties made by the Credit Parties shall be true and correct in all material respects on and as of the Purchase Date with the same effect as if made on and as of such date (except to the extent any such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct as of such date.

(k)	No Default. No Default shall have occurred and be continuing on the Purchase Date or after giving effect to the purchase of Notes to be made on such date.

(l)

Fees; Expenses. The Borrower shall have paid all reasonable documented and out-of-pocket expenses required hereunder or under any other Credit Document to be paid on or prior to the Purchase Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Credit Documents.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Collateral Agent and the Purchasers as follows:

4.1

Corporate Organization and Power. Each Credit Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be; (ii) is duly qualified or licensed to do business in every other jurisdiction where the nature of its business or its properties makes such qualification or licensing necessary (except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect);

(iii) has full corporate or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted; (iv) has or will have prior to the Purchase Date all material Regulatory Approvals necessary to sell Heplisav-B within the United States; and (v) has all other governmental licenses, permits, franchises, certificates, inspections, authorizations, consents and approvals required to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect.

4.2

Corporate Authority; No Conflict with Other Instruments or Law. The execution, delivery and performance of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate or limited liability company power and authority of each Credit Party; (ii) have been duly authorized by all necessary corporate or limited liability company action on the part of each Credit Party; (iii) do not and will not conflict with, contravene or violate any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any Person under the terms of any Credit Party’s articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, or any Material Contract (other than to the extent of customary non-assignment provisions permitted under Section 6.14); (iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any Requirement of Law; and (v) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any Lien that is not a Permitted Lien of any nature upon, or with respect to, any Credit Party or any properties thereof.

4.3

Due Execution and Delivery. Each Credit Document to which any Credit Party is a party has been duly executed and delivered to the Purchasers by an officer of such Credit Party who has been duly authorized to perform such acts.

4.4

Enforceability. Each Credit Document to which any Credit Party is a party constitutes the valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity.

4.5

Governmental Approval. The execution, delivery and performance of each Credit Document to which any Credit Party is a party and the transactions contemplated thereby do not require any authorization, exemption, consent or approval of, notice to, or declaration or filing with, any Governmental Authority other than those obtained on or before the date hereof and filings required in connection with the perfection of any liens granted pursuant to the Credit Documents.

4.6

Margin Stock. No Consolidated Entity is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System). The execution, delivery and performance of this Agreement and the use of the proceeds of the Notes or any extension of credit hereunder, do not and will not constitute a violation of such Regulations.

4.7	Investment Company. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

4.8

Litigation. As of the Effective Date, except as disclosed in Item 3 (Legal Proceedings) of the Form 10-K filed by the Borrower for the 2015 fiscal year, there are no suits or proceedings pending or threatened against or affecting any Consolidated Entity and no proceedings before any Governmental Authority are pending or threatened against any such Person of a type that (i) would need to be reported in a Form 8-K, 10-K or 10-Q filed with the SEC pursuant to the Securities Act, (ii) challenges the right of any Consolidated Entity to commercialize, market or distribute any Material Product, or (iii) would reasonably be expected to have a Material Adverse Effect.

4.9	Financial Statements.

(a)

The Borrower has filed with the SEC (i) the audited consolidated balance sheets of the Borrower as of December 31, 2015, 2014 and 2013, in each case with the related statements of income, cash flows and stockholders’ equity for the fiscal years then ended, together with the opinion of an independent certified public accounting firm thereon, and (ii) the unaudited consolidated balance sheet of the Consolidated Entities as of June 30, 2016 and the related statements of income, cash flows and stockholders’ equity for the six-month period then ended. Such financial statements fairly present, in all material respects, the financial position, assets and liabilities of the Consolidated Entities for the respective periods then ended in accordance with GAAP.

(b)	Each Credit Party is Solvent.

4.10

No Material Adverse Effect. Since December 31, 2015, there has been no Material Adverse Effect and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect.

4.11	Capitalization; Subsidiaries. Schedule 4.11 of the Disclosure Letter sets forth

(i) all of the Subsidiaries of the Borrower and (ii) as to each Subsidiary (x) the number (and, if applicable, the effect if exercised) of shares, units or other interests of each class of Capital Stock outstanding and (y) the direct holders of all such Capital Stock and the number of shares, units or other interests held by each. All outstanding shares of Capital Stock of the Borrower and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable. Except for the shares, units and other interests of Capital Stock expressly indicated on Schedule 4.11 of the Disclosure Letter, there are no shares, units or other interests of Capital Stock of any Subsidiary outstanding or reserved for any purpose.  No Consolidated Entity is a party to any partnership, joint venture or similar agreement.

4.12	Laws and Taxes.

(a)

Each Consolidated Entity is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon such Credit Party by any law or by any Governmental Authority, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. Each Consolidated Entity is in compliance in all material respects with all applicable material Regulatory Approvals.

(b)

Each Consolidated Entity has filed all required federal income tax returns and reports that are now required to be filed by it, and all other tax returns (including state, local and foreign tax returns) that are required to be filed by it in connection with any material tax, duty or charge levied, assessed or imposed upon such Person or its assets, including any material unemployment, social security, and real estate taxes. Each Consolidated Entity has paid all federal income Taxes and all other material Taxes (including material state, local and foreign Taxes) now due and payable other than any Tax that is being diligently contested in good faith for which adequate reserves have been established in accordance with GAAP. There is no ongoing audit or examination or, to the knowledge of any Credit Party, other investigation by any Governmental Authority of any material tax liability of any Consolidated Entity, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Consolidated Entity for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP.  No Consolidated Entity has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.  Proper and accurate amounts have been withheld by each Consolidated Entity from their respective employees for all periods in all material respects with the Tax, social security and unemployment withholding provisions of applicable laws and such withholdings have been timely paid to the respective Governmental Authorities. No Consolidated Entity has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Consolidated Entity is the common parent.

4.13

Environmental Compliance. The Borrower has not generated, used, released, treated, disposed of or stored Hazardous Materials, or otherwise located, in, on or under any property owned, leased or operated by any Consolidated Entity or any portion thereof except in material compliance with all applicable laws, and, to the Borrower’s knowledge, no part of the property owned, leased or operated by any Consolidated Entity (now or in the past), including the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Material.  To the knowledge of Borrower, no property owned, leased or operated by any Consolidated Entity has been the subject of an environmental audit or assessment, or remedial action.

4.14

Ownership of Properties. As of the Effective Date, no Consolidated Entity owns any real property. Each Consolidated Entity (i) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business and (ii) has good title to all of its other material properties and assets reflected in the financial statements referred to in Section 4.9 (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens. Schedule 4.14 of the Disclosure Letter lists, as of the date hereof, all real property leased and/or licensed by any Credit Party, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises and the nature of such interest (including whether such interest is a license or leasehold).

4.15

Intellectual Property. Each Consolidated Entity owns, or has the right to use, all Intellectual Property reasonably necessary for it to conduct its business as currently conducted or to commercialize, market or distribute any Material Product (including Heplisav-B Units upon FDA Approval). Except as disclosed in the Form 10-K filed by the Borrower for the fiscal year 2015, No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of each Credit Party, the use of such Intellectual Property by does not infringe on the rights of any Person.

4.16

Insurance. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

4.17

Material Contracts. To the knowledge of the Borrower, each Material Contract is in full force and effect and is enforceable by each Consolidated Entity that is a party thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity, and no Consolidated Entity or, to the knowledge of any Consolidated Entity, any other party thereto is in material breach of or default under any Material Contract or has given notice of termination or cancellation of any Material Contract.

4.18	ERISA.

(a)

The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan in all material respects. The Borrower and each member of the Controlled Group are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to the maintenance and operation of each Plan, and have not incurred any material liability to the PBGC or a Plan under Title IV of ERISA with respect to any Plan.

(b)

Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is reasonably expected to be incurred.

(c)

Neither the Borrower nor any member of the Controlled Group has participated in a non-exempt prohibited transaction, as defined in Section 406 of ERISA or Section 4975(c) of the Code with respect to any Plan, which is reasonably expected to subject the Borrower to any material civil penalty under ERISA or material tax under the Code.

4.19

Labor Relations. No Consolidated Entity is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of any Credit Party, threatened, against any Consolidated Entity; (ii) no strike, lock- out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of any Credit Party, threatened, against any Consolidated Entity; (iii) to the knowledge of any Credit Party, no petition for certification or union election or union organizing activities taking place with respect to any Consolidated Entity; and (iv) no collective bargaining agreement or Multiemployer Plan covering the employees of any Consolidated Entity.

4.20	No Default. No Default has occurred and is continuing.

4.21	OFAC; Anti-Terrorism Laws.

(a)

None of the Borrower, any Subsidiary of the Borrower or, to the knowledge of the Borrower, any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries or (iii) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Note hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b)

Each Consolidated Entity is in compliance in all material respects with the PATRIOT Act. No part of the proceeds of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE V AFFIRMATIVE COVENANTS

Until payment in full of all Obligations (other than contingent indemnification obligations), the Borrower will, and will cause its Subsidiaries to:

5.1	Financial and Business Information. Deliver to the Purchasers:

(a)

Within 45 days after the close of each fiscal quarter (excluding the last fiscal quarter of each fiscal year) of the Borrower commencing with the fiscal quarter ending September 30, 2016, a consolidated balance sheet of the Consolidated Entities as of the close of such fiscal quarter and consolidated statements of income and cash flows for the Borrower for the fiscal quarter then ended and for that portion of the fiscal year then ended, including the notes to each, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or in the case of the balance sheet, as of the end of) the preceding fiscal year, certified by the Borrower’s chief or other most senior financial officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to audit and year-end adjustments and the absence of footnotes;

(b)

Within 90 days after the close of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower as of the close of such fiscal year and audited consolidated statements of income and cash flows for the Borrower for the fiscal year then ended, including the notes to each, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding fiscal year, accompanied by a report thereon by such certified public accountant containing an opinion that is not qualified with respect to scope limitations imposed by the Borrower to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(c)

Within a reasonable time, upon any Purchaser’s request, such other information about the financial condition and operations of the Consolidated Entities as the Purchasers may from time to time reasonably request.

Any financial statement, report or notice required to be furnished pursuant to this

Section 5.1 shall be deemed to have been furnished on the date on which and, provided such date is within the period specified, such requirement will be satisfied if, the Borrower files a form, report or other document with the SEC that contains such financial statement or report required hereunder and any officer certification requirement pursuant to this Section 5.1 with regards to any financial statements shall be satisfied if the Borrower files with the SEC the certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 with respect to such financial statements.

5.2	Notice of Certain Events.

(a)	Promptly upon obtaining knowledge thereof, give notice in writing to the Purchasers of:

(i)	Any Default;

(ii)	The occurrence of any circumstance, event or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(iii)

All claims, litigation, arbitration, or administrative or regulatory proceedings that are instituted or threatened against any Consolidated Entity and of a type that would need to be reported in a Form 8-K, 10-K or 10-Q filed with the SEC pursuant to the Securities Act or any written notice of alleged infringement received by any Credit Party related to material Intellectual Property of any Credit Party;

(iv)

The receipt of any complaint, notifications or other material correspondence from any Regulatory Agency in the United States, limiting, suspending or revoking any Regulatory Approval or otherwise materially restricting the manufacture or sale of any Material Product;

(v)	The creation by any Consolidated Entity of any Excluded Foreign Subsidiary; or

(vi)

Any circumstance, event or condition that has resulted in, or would reasonably be expect to result in, (A) within the United States a recall of any Material Product or (B) a material default or event of default under, or the termination or cancellation outside the ordinary course of business of, any Material Contract.

Any notice required to be furnished pursuant to the Section 5.2(a) shall be deemed to have been furnished on the date on which and, provided such date is within the period specified, such requirement will be satisfied if, the Borrower files a form, report or other document with the SEC that contains such financial statement or report required hereunder.

(b)

The Borrower shall give notice in writing to the Purchasers of any Major Transaction at least 20 Business Days prior to the anticipated effective date for such Major Transaction, which notice shall provide reasonable detail with respect to the terms of the transactions pursuant to which such Major Transaction is to be effected; provided, that if such Major Transaction is not publicly announced in time for the Borrower to comply with the foregoing notice requirement, the Borrower shall give the Purchasers notice of such Major Transaction no later than two days following the public announcement thereof but in no event less than 10 calendar days prior to the effective date of such Major Transaction.

(c)

The Borrower shall (i) with respect to each fiscal quarter in which it achieves a Reduction Milestone as described in Section 6.10 or has Net Sales of at least $25,000,000 for two consecutive fiscal quarters such that it does not have to comply with Section 6.10, include such information in the 10-Q or 10-K, as applicable, filed by the Borrower with the SEC with respect to such fiscal quarter, and (ii) with respect to each Event of Default due to a failure to comply with Section 6.9 or 6.10, include a description of such Event of Default in its 10-K or 10-Q, as applicable, filed by the Borrower with the SEC with respect to the fiscal quarter in which such Event of Default occurred (or in a Form 8-K filed with the SEC prior thereto).

(d)

Notwithstanding anything set forth above to the contrary, if any notice required to be furnished pursuant to this Agreement other than a notice required to be furnished pursuant to Section 5.2(a)(i) contains material non-public information (any such notice, a “MNPI Notice”), the Borrower, instead of delivering such MNPI Notice to all the Purchasers, shall promptly deliver such MNPI Notice to each Purchaser that is not a Restricted Purchaser and promptly notify each Restricted Purchaser in writing or orally that the Borrower desires to deliver to such Restricted Purchaser a MNPI Notice. Within five Business Days of receipt of such notification, the Restricted Purchaser may either (i) refuse the delivery of such MNPI Notice, in which case the Borrower’s obligations under this Agreement with respect to such MNPI Notice and such Restricted Purchaser shall be deemed satisfied, or (ii) enter into good faith negotiations with the Borrower to agree the time period within which the Borrower will make the material non-public information contained in such MNPI Notice publicly available by including such information in a filing with the SEC. If the Borrower and such Restricted Purchaser agree on such time period, the Borrower shall promptly deliver to such Restricted Purchaser such MNPI Notice and shall include the applicable material non-public information in a public filing with the SEC within such agreed to time period. The failure to agree on such time period will be deemed to satisfy Borrower’s obligations under this Section 5.2(d) with respect to such MNPI Notice and such Restricted Purchaser.

5.3

Existence; Maintenance of Properties. (i) Except as permitted under Section 6.1, maintain and preserve in full force and effect its legal existence, its good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and its qualification to do business in every other jurisdiction where the nature of its business or its properties makes such qualification necessary (except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect); and (ii) maintain all material tangible properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business.

5.4

Compliance with Law. (i) Comply with all material federal, state, local and foreign laws, regulations and orders applicable to any Credit Party or its assets, including all Environmental Laws, (ii) obtain and maintain any and all material licenses, permits, franchises, Governmental Authorizations, Intellectual Property or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law and (iii) maintain each material Regulatory Approval necessary to sell a Material Product within the United States, except in the case of (i) or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.5	Payment of Obligations. (i) Pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination,

grace and notice provisions), except to the extent failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (ii) pay when due all material taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that by law might be secured by a Lien (other than a Permitted Lien) or charge upon any of its assets other than any tax, assessment or charge that is being diligently contested in good faith for which adequate reserves have been established in accordance with GAAP.

5.6

Maintenance of Books and Records; Inspection. Maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with GAAP and give representatives of the Purchasers access thereto during normal business hours upon not less than five Business Days’ notice (but no more than once annually unless an Event of Default has occurred and is continuing), including permission to (i) examine, copy and make abstracts from any such books and records or other information reasonably requested by any Purchaser from time to time and (ii) communicate directly with any Consolidated Entity’s officers or accountants with respect to the business, financial conditions and other affairs of any Consolidated Entity.

5.7	Maintenance of Insurance. At its own cost, obtain and maintain insurance against

(i)loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as the Credit Parties and (ii) public liability and third-party property damage of the kinds and in the amounts customarily insured against by companies with established reputations engaged in the same or similar business as the Credit Parties. All such policies shall be (x) issued by financially sound and reputable insurers, and (y) as of the Purchase Date, name the Collateral Agent as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement reasonably satisfactory to the Collateral Agent. As of the Purchase Date, all of the insurance policies required hereby shall be evidenced by one or more certificates of insurance delivered to the Purchasers by the Borrower as the Collateral Agent may otherwise reasonably request from time to time. If an Event of Default has occurred and is continuing, in the event of casualty loss with respect to any collateral granted under the Security Documents, the Collateral Agent, as mortgagee, loss payee or additional insured, as appropriate to the policy, may make proof of loss if not made promptly by the Credit Parties, and each insurance company concerned shall hereby be authorized and directed to make payment for such loss directly to the Collateral Agent instead of to any Credit Party and the Collateral Agent jointly.

5.8	ERISA.

(a)

Comply in all material respects with ERISA and the Code and the regulations and requirements of the PBGC with respect to the maintenance and operation of each Plan, except where the necessity of such compliance is being contested in good faith through appropriate proceedings.

(b)

Make timely payment of contributions required to meet the minimum funding standards set forth in ERISA and the Code with respect to any Plan, and not take any action or fail to take action the result of which action or inaction could be a material liability for the

Borrower or a member of the Controlled Group to the PBGC with respect to any Plan or Multiemployer Plan.  Participate in a non-exempt prohibited transaction, as defined in Section 406 of ERISA or Section 4975(c) of the Code with respect to any Plan that is reasonably expected to subject the Borrower to any material civil penalty under ERISA or material tax under the Code.

5.9

Creation or Acquisition of Subsidiaries. If the Borrower or any of its Subsidiaries at any time creates or acquires a Subsidiary (other than an Excluded Foreign Subsidiary) or if any Excluded Foreign Subsidiary fails to qualify as such any time after its creation or acquisition:

(a)

As promptly as practicable after (and in any event within 30 days (or 90 days in the event of a Foreign Subsidiary) or in either case such later date as may be agreed upon by the Collateral Agent, after) the creation or direct or indirect acquisition by the Borrower thereof or failure thereof to so qualify, (i) each such Subsidiary will execute and deliver to the Collateral Agent and the Purchasers (A) a joinder to the Guaranty in form and substance satisfactory to the Collateral Agent (B) a joinder to the Security Agreement in form and substance satisfactory to the Collateral Agent and (C) a Mortgage with respect to any owned interests of such Subsidiary in real property having a fair market value in excess of $1,000,000 and (ii) the Borrower will, or will cause the parent Subsidiary that owns the Capital Stock of such Subsidiary to, execute and deliver to the Collateral Agent an amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such Subsidiary shall be pledged to the Collateral Agent, together with the certificates, if any, evidencing such Capital Stock, along with undated stock powers duly executed in blank;

(b)

As promptly as practicable after (and in any event within 30 days (or 90 days in the event of a Foreign Subsidiary) or in either case such later date as may be agreed upon by the Collateral Agent, after) the creation or direct or indirect acquisition by the Borrower thereof or failure thereof to so qualify, the Borrower will deliver to the Collateral Agent and the Purchasers:

(i)	a written legal opinion of counsel to such Subsidiary addressed to the Collateral Agent and the Purchasers, in form and substance reasonably satisfactory to the Collateral Agent;

(ii)

(A) a copy of the articles or certificate of incorporation, certificate of formation or other organizational document of such Subsidiary, certified as of a date that is acceptable to the Collateral Agent by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, (B) a copy of the bylaws, operating agreement or similar governing document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is reasonably acceptable to the Collateral Agent by the secretary or an assistant secretary of such Subsidiary, (C) an original certificate of good standing (or equivalent certification if available in the case of a Subsidiary that is organized in a jurisdiction outside the United States) for such Subsidiary issued by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization and (D) copies of resolutions adopted by the board of directors (or similar governing body) of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to Section 5.9(a), certified on behalf of such Subsidiary by the secretary or an assistant secretary of such Subsidiary (or equivalent officer), all in form and substance reasonably satisfactory to the Collateral Agent;

(iii)

a report of Uniform Commercial Code financing statement, tax and judgment lien searches (or equivalent searches to the extent available for jurisdictions outside the United States) performed against such Subsidiary in each jurisdiction in which such Subsidiary is incorporated or organized, has a place of business or maintains any assets, which report shall show no Liens on its assets (other than Permitted Liens);

(iv)

a certificate of the secretary or an assistant secretary (or equivalent officer) of such Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Sections 5.9(a) and 5.9(b);

(v)

a certificate, executed by an authorized officer of the Borrower, in form and substance satisfactory to the Collateral Agent, that no Default or Event of Default shall exist immediately before or after the creation or acquisition of such Subsidiary or be caused thereby; and

(vi)

a certificate executed by the secretary or an assistant secretary of each of the Borrower and such Subsidiary, which shall constitute a representation and warranty by the Borrower and such Subsidiary as of the date of the creation or acquisition of such Subsidiary that all conditions contained in this Agreement and each other Credit Document to such creation or acquisition have been satisfied, in form and substance reasonably satisfactory to the Collateral Agent;

(c)

Notwithstanding the foregoing provisions of this Section 5.9, (i) no Excluded Foreign Subsidiary (and no Subsidiary of any Excluded Foreign Subsidiary) will be required to become a Subsidiary Guarantor, and (ii) no Subsidiary will be required to pledge Capital Stock of an Excluded Foreign Subsidiary to the extent that such pledge would (A) exceed 65% of the total combined voting power of all outstanding classes of Capital Stock of such Excluded Foreign Subsidiary entitled to vote within the meaning of Section 1.956-2(c)(2) of the United States Treasury Regulations (for clarity, such Subsidiary would be required to pledge 100% of the outstanding non-voting Capital Stock of such Excluded Foreign Subsidiary but such Subsidiary would not be required to pledge, or cause to be pledged, any Capital Stock of any Subsidiary of any Excluded Foreign Subsidiary) or (B) result in any breach of the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar principles which may limit the pledge of an Excluded Foreign Subsidiary’s Capital Stock.

(d)

Notwithstanding anything in this Agreement or the other Credit Documents, with respect to any real property acquired after the Effective Date and requiring a Mortgage pursuant to Section 5.9(a), the Credit Parties shall have 90 days after the acquisition of the applicable real property (or such later date as may be agreed upon by the Collateral Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by Section 5.9(a).

5.10	Heplisav-B Launch. Cause the Heplisav-B Launch to occur within 90 days of obtaining the FDA Approval.

5.11

OFAC, PATRIOT Act Compliance. Refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC and provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Purchasers in order to assist the Purchasers in maintaining compliance with the PATRIOT Act.

5.12

Legend Removal. With respect to each applicable Purchaser, if the Borrower has paid any of the Approval Fee Amount by delivering shares of Common Stock pursuant to Section 2.4(b)(ii), within five Business Days after either (x) the six-month anniversary of the Purchase Date or (y) if on such six-month anniversary there is not then adequate current public information available with respect to the Borrower as required under Rule 144(c)(1) of the Securities Act, the one-year anniversary of the Purchase Date, deliver to each such Purchaser delegended certificates for all shares of Common Stock issued to such Purchaser under Section 2.4(b)(ii); provided, that no such delegended certificates are required to be delivered to a Purchaser unless such Purchaser has (a) delivered to the Borrower a letter representing that (i) such Purchaser is not, and has not been within the three months prior to six-month anniversary or one-year anniversary, as applicable, of the Purchase Date, an “affiliate” of the Borrower, as that term is defined in Rule 144(a)(1) and (ii) such Purchaser acquired its Notes from the Borrower on the Purchase Date; (b) delivered to the Borrower the original stock certificate(s) to be delegended; and (c) provided an instruction or transfer notice, as applicable, to the Borrower and transfer agent for the Common Stock, setting forth the DTC account information necessary (including the name, account number and contact information of the DTC participant receiving delegended Common Stock) to transfer shares of Common Stock to such Purchaser or its custodian on its behalf, and signed by such Purchaser with a medallion signature guarantee if required by the transfer agent for the Common Stock; provided, further that each Purchaser receiving delegended certificates of Common Stock acknowledges that, notwithstanding the fact that it has received such delegended certificates, it will only sell the related Common Stock pursuant to the registration requirements of the Securities Act or pursuant to a valid exemption therefrom. For the avoidance of doubt, the Consolidated Entities shall not be subject to the provisions of this Section 5.12 if the Borrower has not paid the Approval Fee Amount by delivering shares of Common Stock pursuant to Section 2.4(b)(ii).

5.13

Further Assurances. Execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Credit Documents and the transactions contemplated thereby. Notwithstanding anything to the contrary herein or in any other Credit Document, no Credit Party shall have any obligation to (A) enter into control agreements with respect to any security interest or lien in any Excluded Deposit Account or Excluded Securities Account (each as defined in the Security Agreement), (B) perfect any security interest or lien in any intellectual property in any jurisdiction other than in the United States, (C) to obtain any landlord waivers, estoppels or collateral access letters (other than with regards to the corporate headquarters of the Borrower or to the extent required pursuant to Section 4.7 of the Security Agreement), provided that no such waiver, estoppel or collateral access letter shall be required if, after using commercially reasonable efforts, the Credit Party are unable to obtain such waiver, estoppel or collateral access letter, (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement, (E) deliver any leasehold mortgages with regards to leased property, or (F) enter into any agreement governed by the laws of a jurisdiction outside the United States with respect to any (x) work-in-process inventory located outside of the United States or (y) other collateral located outside of the United States with a fair market value (1) less than or equal to $6,000,000 in the aggregate or (2) less than or equal to 5% of the total assets of the Borrower and the Guarantors.

5.14

Post-Closing Obligations. The Borrower will use commercially reasonable efforts to deliver to the Collateral Agent (in form and substance reasonably satisfactory to the Collateral Agent), as soon as practicable following the Effective Date, but in any event not later than the dates set forth below (it being understood and agreed that the Collateral Agent, in its sole discretion, may extend the time period allowed for delivery of any such item):

(a)Within 30 days of the Purchase Date, a Collateral Access Agreement covering each place of business of the Borrower located in the United States and such other locations located in the United States and listed on Annex B of the Security Agreement, in each case duly completed and executed by the applicable Credit Party and the applicable warehouseman, bailee or lessor, in form and substance satisfactory to the Purchasers.

ARTICLE VI NEGATIVE COVENANTS

Until payment in full of all Obligations (other than contingent indemnification obligations), the Borrower will not, and will cause its Subsidiaries to not:

6.1

Liquidate; Merger. Liquidate, or merge or consolidate with any Person, except that (i) any Consolidated Entity that is not a Credit Party may liquidate or dissolve and any Credit Party (other than the Borrower) may liquidate or dissolve into another Credit Party,

(ii)any Consolidated Entity may merge or consolidate with another Person in connection with a Major Transaction, and (iii) if not in connection with a Major Transaction, (A) the Borrower may merge or consolidate with another Person so long as the Borrower is the surviving corporation, and (B) any Consolidated Entity other than the Borrower may merge or consolidate with any other Person so long as either (x) the surviving entity is a Subsidiary of the Borrower and if such Consolidated Entity was a Credit Party (or required by this Agreement to be a Credit Party), the surviving Person of such merger or consolidation is a Credit Party (or will become a Credit Party within the time periods required under Section 5.9), or (y) such merger or consolidation is effected in connection with a disposition of such Consolidated Entity not otherwise prohibited under this Agreement following which such Consolidated Entity ceases to be a Consolidated Entity.

6.2	Indebtedness. Directly or indirectly issue, assume, create, incur or suffer to exist any Indebtedness, except for:

(i)	Indebtedness of the Credit Parties in favor of the Collateral Agent and the Purchasers incurred under the Credit Documents;

(ii)	Indebtedness existing as of the date hereof and described in Schedule 6.2 of the Disclosure Letter and any renewals, replacements, refinancings or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount equal to accrued and unpaid interest and premium thereon, including tender premium, and any underwriting discounts, fees, commissions and expenses associated with such renewal, replacement, refinancings and extensions) or result in an earlier final maturity date or decreased weighted average life thereof;

(iii)

Capital Lease Obligations and purchase money Indebtedness of the Borrower or any Subsidiary thereof incurred solely to finance the acquisition, installation, construction or improvement of any equipment, real property or other fixed assets (and any renewals, replacements, refinancings or extensions thereof); provided that all such Indebtedness does not exceed $2,000,000 in aggregate principal amount outstanding at any time;

(iv)

Indebtedness of the Borrower and Subsidiary Guarantors for borrowed money to a Person that is not an Affiliate of a Consolidated Entity under a working capital or revolving credit facility (the “A/R Facility”) that is secured solely by accounts receivables and supporting obligations, and books and records relating to accounts receivables, of the Consolidated Entities (and the products and proceeds thereof); provided, that (A) each provider of such Indebtedness shall have entered into an intercreditor agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent, (B) the maximum aggregate commitment under such A/R Facility does not exceed an amount that, when multiplied by the per annum interest rate applicable thereto measured at the time of entry into the A/R Facility (or any increase in commitment amount), would equal $5,000,000, and (C) the aggregate principal amount outstanding at any time under the A/R Facility does not exceed the lesser of (1) 75% of the account receivables of the Credit Parties (determined on a consolidated basis in accordance with GAAP) and (2) an amount that, when multiplied by the per annum interest rate applicable thereto at such time, would equal $6,000,000;

(v)

unsecured Indebtedness of the Borrower in the form of senior subordinated convertible notes; provided, that (A) such Indebtedness does not have a maturity date, or provide for any scheduled payment of principal (or scheduled redemption date), earlier than 180 calendar days after the Maturity Date, (B) such Indebtedness shall be subject to Customary Subordination Terms, and (C) the aggregate principal amount outstanding at any time under such Indebtedness does not exceed an amount that, when multiplied by the per annum cash interest rate applicable thereto at such time, would equal $10,000,000 (the “Convertible Notes”);

(vi)

Indebtedness of the Borrower or any Subsidiary under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risks and not for speculative purposes;

(vii)

Indebtedness of the Borrower or any Subsidiary thereof incurred in the ordinary course of business in respect of (A) performance, bid and surety bonds and completion guarantees, or (B) surety (or similar) bonds, letters of credit and performance bonds obtained solely in connection with workers’ compensation obligations of the Consolidated Entities;

(viii)

unsecured loans and advances (A) by the Borrower or any Subsidiary to any Subsidiary Guarantor, (B) by any Subsidiary to the Borrower and (C) by any Credit Party to any Subsidiary that is not a Credit Party; provided, that in the case of this clause

(C) such loans and advances are permitted under Section 6.6(vi);

(ix)

ACH Indebtedness and Indebtedness owed in respect of business credit card programs and any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services;

(x)

Indebtedness consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(xi)	Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default;

(xii)	guarantees of Indebtedness otherwise permitted hereunder;

(xiii)

Indebtedness of Subsidiaries that are not Subsidiary Guarantors not to exceed $1,000,000 in aggregate principal amount (calculated, with respect to each incurrence of Indebtedness under this clause (xiii), using the principal amount of Indebtedness at the time of entry into such Indebtedness and without regard to currency and exchange rate fluctuations) outstanding at any time;

(xiv)

letters of credit, banker’s acceptances and other similar instruments incurred in the ordinary course of business, which may be secured by cash and Cash Equivalents, not to exceed $1,500,000 in aggregate principal amount outstanding at any time (calculated, with respect to each incurrence of Indebtedness under this clause (xiv), using the principal amount of Indebtedness at the time of entry into such Indebtedness and without regard to currency and exchange rate fluctuations); and

(xv)	Any Deferred Acquisition Consideration incurred in connection with a Permitted Acquisition.

6.3

Liens and Encumbrances. Create, assume or suffer to exist any Lien in or on any of its property, real or personal, whether now owned or hereafter acquired, except for (collectively, the “Permitted Liens”):

(i)	Liens in favor of the Collateral Agent or the Purchasers created by or otherwise existing under or in connection with the Credit Documents;

(ii)	Liens in existence as of the date hereof and set forth on Schedule 6.3 of the Disclosure Letter;

(iii)

Liens securing Indebtedness permitted under Section 6.2(iii); provided that (A) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Consolidated Entities of acquiring, constructing, installing and/or improving the property and any other assets then being financed solely by the same financing sources, and (B) any such Lien shall not encumber any other property of any Consolidated Entity except assets then being financed solely by the same financing sources;

(iv)

Liens securing Indebtedness permitted under Section 6.2(iv); provided that any (A) such Lien shall attach only to the accounts receivables and supporting obligations, and books and records relating to accounts receivables of the Credit Parties (and the products and proceeds thereof), and (B) the Collateral Agent shall have a second-priority lien on all such accounts receivables and books and records (and the products and proceeds thereof);

(v)

Liens imposed by mandatory provisions of law of landlords, carriers, warehousemen, bailees, mechanics and materialmen incurred in the ordinary course of business for sums that are (A) not yet more than 30 days past due or (B) being contested in good faith by appropriate proceedings;

(vi)

Liens (other than those imposed by ERISA) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, insurance, surety bonds, or other obligations of a like nature or to secure the performance of letters of credit, banker’s acceptances, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business;

(vii)

Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(viii)	Liens of judgments, execution, attachment or similar process that do not constitute an Event of Default under Section 7.1(j);

(ix)

(A) customary banker’s liens and rights of setoff, revocation, refund or chargeback under deposit agreements with financial institutions where any Credit Party maintains deposits or investments in the ordinary course of business, and (B) customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services;

(x)	Liens arising under Article 4 of the UCC on items in collection and documents and proceeds related thereto;

(xi)	with respect to any real property owned or occupied by any Credit Party,

(A)all survey exceptions, easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof and (B) any other Lien or exception to coverage described in mortgagee policies of title insurance issued in favor of, and accepted by, the Collateral Agent;

(xii)	Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings with respect to unearned premiums and other liabilities to insurance carriers;

(xiii)

Liens on specific items of inventory or other goods (and the proceeds thereof) of the Consolidated Entities securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xiv)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(xv)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xvi)	Liens in the nature of the right of setoff in favor of customers, suppliers and service providers to contractual agreements with the Consolidated Entities in the ordinary course of business;

(xvii)

Liens on processing or manufacturing equipment or inventory of the Consolidated Entities granted in the ordinary course of business to the Consolidated Entities’ supplier at which such equipment or inventory is located;

(xviii)

any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, minority investment or similar arrangement otherwise permitted hereunder pursuant to any joint venture, shareholders, investor rights or similar agreement;

(xix)

ground leases in respect of real property on which facilities owned or leased by any of the Consolidated Entities are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by any Consolidated Entity;

(xx)

any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by any Consolidated Entity (A) existing on the date hereof (but not created in contemplation hereof), (B) entered into in the ordinary course of its business, or (C) entered into in connection with an Investment permitted pursuant to Section 6.6;

(xxi)

Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by any Consolidated Entity with respect to (A) the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes, and (B) any commercial contracts for manufacturing, production and other service arrangements entered into in the ordinary course of business;

(xxii)	Liens and other credit support provided in respect of Indebtedness permitted under Section 6.2(vi); provided, that any such Lien shall attach only to cash and Cash Equivalents;

(xxiii)

Liens securing Indebtedness permitted under Section 6.2(xiv); provided that any such Lien shall attach only to the cash and Cash Equivalents of the Consolidated Entities pledged to secure such Indebtedness;

(xxiv)	Liens on assets of Subsidiaries that are not Subsidiary Guarantors securing Indebtedness permitted under Section 6.2(xiii);

(xxv)	leases, subleases, licenses or sublicenses granted to third Persons permitted by Section 6.4 (other than Section 6.4(vi)); and

(xxvi)

Liens (i) consisting of deposits or advances made by any Consolidated Entity in connection with any letter of intent or purchase agreement in respect of any Permitted Acquisition or Investment permitted under this Agreement or (ii) consisting of an option or agreement to dispose of any property permitted to be sold pursuant to this Agreement;

6.4

Asset Disposition. Sell, license, assign, lease, convey, transfer or otherwise dispose any of its assets, business or other properties (including Capital Stock of any Subsidiary of the Borrower), except for:

(i)	sales of inventory and the sale or discount of accounts receivables or notes receivables in the ordinary course of business;

(ii)	non-exclusive licenses in the ordinary course of business;

(iii)

(A) licenses (which may be exclusive) in a particular geography outside of the United States to sell or commercialize Heplisav-B, (B) licenses, which may be exclusive, to manufacture any drug or product and (C) licenses, which may be exclusive, to sell, manufacture, co-develop or commercialize pharmaceutical products or programs other than Heplisav-B;

(iv)

licenses or sublicenses granted by any Consolidated Entity to sell or commercialize Heplisav-B in the United States for which a majority of the reasonably expected value of the consideration to be received by the Consolidated Entities is in the form of periodic payments based on per unit sales of Heplisav-B over a period of time; provided, that such license or sublicense does not effect a legal transfer of title to any Intellectual Property rights and such license or sublicense is a true license as opposed to a license or sublicense that is a sales transactions in substance;

(v)	sales, licenses, assignments, leases, conveyances, transfers or other dispositions to a Credit Party and from any Subsidiary that is not a Credit Party to any other Consolidated Entity;

(vi)	Permitted Liens;

(vii)	dispositions of damaged, expired, short-dated, worn-out or obsolete equipment, inventory or assets in the ordinary course of business;

(viii)	leases, subleases, licenses or sublicenses granted to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Consolidated Entities;

(ix)	dispositions of cash and Cash Equivalents;

(x)	any surrender or waiver of contract rights or the settlement, release or surrender of claims in the ordinary course of business;

(xi)	the abandonment of intellectual property rights in the ordinary course of business;

(xii)	the unwinding, settlement or termination of any obligations or rights under or in respect of any Hedging Agreements;

(xiii)	the issuance or sale of Capital Stock by any Subsidiary to any Credit Party or any Wholly Owned Subsidiary of a Credit Party;

(xiv)	any Investment specifically permitted under Section 6.6 and any Restricted Payment specifically permitted under Section 6.7;

(xv)	foreclosures, condemnation, expropriation or any similar action on assets of Borrower or any of its Subsidiaries;

(xvi)

the sale, assignment, conveyance, transfer or other disposition of any Investment that (A) is a joint venture made pursuant to customary buy/sell arrangements between the joint venture parties set forth in the related joint venture arrangements and

(B)does not result in the direct or indirect sale, assignment, conveyance, transfer or other disposition of Heplisav-B or any asset, right or Intellectual Property related thereto; and

(xvii)

a sale, license, assignment, lease, conveyance, transfer or other disposition of assets with a fair market value of less than or equal to $1,000,000 in any single transaction or series of related transactions; provided, that the aggregate fair market value of all such assets sold, licensed, assigned, leased, conveyed, transferred or otherwise disposed of since the Effective Date is less than $5,000,000.

6.5

Transactions with Foreign Subsidiaries. (i) Other than transactions that are at prices and on terms and conditions not less favorable than could be obtained on an arm’s-length basis from unrelated third parties, with respect to a Credit Party, enter into any transaction with a Foreign Subsidiary pursuant to the terms of which such Credit Party transfers, or is obligated at any time to transfer, cash or assets to such Foreign Subsidiary, except as permitted by

Section 6.6(vi), or (ii) with respect to any Consolidated Entity that is not a Foreign Subsidiary, transfer any interest in any Intellectual Property to a Foreign Subsidiary.

6.6

Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Indebtedness or Capital Stock of any other Person, or purchase or otherwise acquire or license any portion of the assets, business or properties of another Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (collectively, “Investments”), except for:

(i)	Investments consisting of cash and Cash Equivalents;

(ii)

Investments consisting of the extension of trade credit, the creation of prepaid expenses, payroll and travel advances, and the purchase of inventory, supplies, equipment and other assets, and licenses not described in clause (z) of Section 6.6(xiii), in each case by the Consolidated Entities in the ordinary course of business;

(iii)

Investments of the Borrower or any Subsidiary under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risks and not for speculative purposes;

(iv)	Investments existing as of the date hereof in Subsidiaries;

(v)	Investments made after the date hereof in Credit Parties and by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

(vi)

Investments made after the date hereof by Credit Parties in any Subsidiary that is not a Credit Party made after the Effective Date in an aggregate amount not exceeding for all such Investments (A) $5,000,000 in any fiscal year or (B) $20,000,000 at any time after the date hereof;

(vii)	upfront payments made in connection with a Heplisav-B In License;

(viii)	guarantees permitted under Section 6.2(xii);

(ix)

Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(x)	Investments consisting of capped call, call option and other equity derivative transactions entered into at the same time as, and in connection with, the offering of the Convertible Notes;

(xi)	Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xii)	Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;

(xiii)	any transaction or series of related transactions by which the Borrower or any of the Credit Parties (x) acquires all or substantially all of the assets of a Person or going business, division, or line of business or product, (y) acquires Capital Stock of any Person having at least a majority of combined voting power of the then outstanding Capital Stock of such Person, or (z) licenses from a third Person the rights in a particular geography or for a particular indication to sell or commercialize any pharmaceutical product or licenses the rights to use any Intellectual Property for use in research, development and other commercialization of a pharmaceutical product (such a transaction satisfying the requirements of this Section 6.6(xiii), a “Permitted Acquisition”), so long as:

(A)	no Default or Event of Default then exists or would result therefrom;

(B)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws;

(C)

if such transaction or series of related transactions involves an acquisition of the Capital Stock of a Person, (x) such Person shall not be organized in a jurisdiction outside the United States, and (y) the Borrower shall comply with Section 5.9 within the time periods specified therein;

(D)

any rights to sell or commercialize a pharmaceutical product acquired in such transaction or series of transactions (whether acquired via a license, an acquisition of assets or an acquisition of Capital Stock) shall primarily relate to the sale, research, development or commercialization of a pharmaceutical product in the United States;

(E)

the Consolidated Entities shall be in compliance with the covenants set forth in Section 6.9 and Section 6.10 on a pro forma basis after giving effect to such transactions (with pro forma compliance of Section 6.9 being determined (1) as of the date of the last financial statements filed by the Borrower with the SEC or delivered pursuant to Section 5.1, (2) as if any EBITDA of the target company, division or product line acquired in such transaction was included in EBITDA of the Borrower for the applicable Test Period, and (3) as if Cash Interest Expense for the applicable Test Period included any Cash Interest Expense with respect to any Indebtedness incurred in connection with such transactions as if such Indebtedness was incurred on the first day of such Test Period (and if such Indebtedness is a floating or formula rate, such Indebtedness shall, for purposes of such determination, have an implied rate of interest during the applicable Test Period determined by utilizing the rate of interest that is or would be in effect with respect to such Indebtedness as of the date of determination);

(F)

the aggregate consideration paid or payable in connection with such transaction, including the amount of Deferred Acquisition Consideration required to be shown as a liability on the consolidated balance sheet of the Borrower and a reasonable estimate of any other Deferred Acquisition Consideration, (1) shall not exceed 10% of the Borrower’s Market Capitalization at the time that the transaction is first disclosed to the Purchasers, and (2) together with the aggregate consideration paid or payable in connection with all Permitted Acquisitions consummated after the Effective Date (including any Deferred Acquisition Consideration actually paid, any Deferred Acquisition Consideration required to be shown as a liability on the consolidated balance sheet of the Borrower and a reasonable estimate of any other Deferred Acquisition Consideration) shall not exceed 25% of the Borrower's Market Capitalization at the time that the transaction is first disclosed to the Purchasers; and

(G)

an authorized officer of the Borrower has delivered to the Collateral Agent prior to the effectiveness of such transaction or prior to the effectiveness of the first of such series of related transactions, as applicable, a written certificate signed by such officer certifying that the conditions specified in clause (A) through (F) of this Section 6.6(xiii) have been satisfied with respect to such transaction or series of related transactions;

(xiv)

Investments made as a result of the receipt of non-cash consideration from any disposition of assets to third parties permitted under Section 6.4; provided that no more than 25% of the consideration for any sale, license, assignment, lease, conveyance, transfer or other disposition shall consist of non-cash consideration (other than consideration arising from the assumption of liabilities);

(xv)

Investment to the extent the consideration paid therefor consists of Qualified Capital Stock of the Borrower and Investments with the proceeds of a substantially concurrent offering of Qualified Capital Stock of the Borrower;

(xvi)

Investments of any Person in existence at the time such Person becomes a Subsidiary; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary; and

(xvii)	any other Investments not to exceed $2,000,000 in aggregate principal amount outstanding at any time.

6.7	Restricted Payments.

(a)

Directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock, or set aside funds for any of the foregoing (collectively, “Restricted Payments”), except that:

(i)	any Consolidated Entity may declare and make dividend payments or other distributions payable solely in its Capital Stock;

(ii)

any Subsidiary of the Borrower may declare and make dividend payments or other distributions to the holders of its Capital Stock; provided that in the case of dividend or other distribution by a non-Wholly Owned Subsidiary, such dividend or distribution shall be made ratably with respect to their Capital Stock or shall be payable solely to the Credit Parties and/or Wholly Owned Subsidiaries of the Credit Parties;

(iii)	the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of warrants, options or other rights to acquire Capital Stock;

(iv)

the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Borrower held by current or former officers, directors, employees or consultants of any Consolidated Entity (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Stock was issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $1,000,000 in any fiscal year;

(v)	(A) repurchases of Capital Stock deemed to occur upon the cash-less or net exercise of stock options, warrants or other convertible or exchangeable securities and

(B) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting or exercise thereof);

(vi)	purchases of Capital Stock of any Subsidiary to the extent permitted as an Investment under Section 6.4;

(vii)	the issuance of rights in connection with the adoption of a stockholders’ rights plan approved by the Borrower’s board of directors; and

(viii)

purchases of Capital Stock of the Borrower in connection with any capped call, call option or other equity derivative transactions entered into at the same time as, and in connection with, the offering of the Convertible Notes and the settlement or termination thereof.

(b)

Directly or indirectly, make any voluntary prepayment of principal on, or interest, fees or premium (if any) with respect to, the Convertible Notes, or directly or indirectly make any redemption (including pursuant to any change of control or asset disposition provision), retirement, defeasance or other acquisition for value of the Convertible Notes, or make any deposit or otherwise set aside funds for any of the foregoing purposes; except that:

(i)

the Borrower may make scheduled payments of cash interest with respect to the Convertible Notes at the non-default rate of interest (plus any additional interest payable with respect to any Convertible Notes or (x) as a remedy relating to the Borrower’s failure to comply with its reporting obligations thereunder, (y) for any such Convertible Notes failing to be freely tradable as required by the terms thereof and (z) for the restrictive legend on any such Convertible Notes failing to have been removed as required by the terms thereof, but not cash payments of interest previously accrued in- kind); provided that the amount of cash interest paid by the Borrower thereunder in any period of four consecutive fiscal quarters does not exceed $10,000,000;

(ii)	the Borrower may accrue (but may not pay in cash) other interest (including interest at the default rate);

(iii)

upon any conversion of any Indebtedness under the Convertible Notes by the holders thereof pursuant to its terms, the Borrower may pay or prepay the principal on such Indebtedness subject to such conversion, and interest with respect thereto, but only in Capital Stock of the Borrower (provided, that any fractional shares of Capital Stock of the Borrower required to be issued in connection with such conversion may be paid in cash);

(iv)

the Borrower may settle, repay, redeem or otherwise retire or acquire for value any such Indebtedness in exchange for shares of Qualified Capital Stock; provided, that on the trade date for any such exchange the Common Stock is trading at a price per share equal to or greater than the conversion price per share for such Indebtedness;

(v)	the Borrower may repurchase, redeem or otherwise retire or acquire for value any such Indebtedness with the proceeds of, in exchange for, new Indebtedness incurred pursuant to Section 6.2(v); and

(vi)

the Borrower may repurchase any such Indebtedness upon the occurrence of a Major Transaction so long as the Required Purchasers have received notice of such Major Transaction in accordance with Section 5.2(b) and the Required Purchasers shall not have required that the Borrower have prepaid the Notes in whole pursuant to Section 2.7.

6.8

Transactions with Related Persons.  Except as expressly permitted by Section 6.7(a) or Section 6.5 and Investments permitted by Section 6.6, enter into any transaction with any Affiliate, except in the ordinary course of business pursuant to the reasonable requirements of the business of the Borrower and on terms substantially no more favorable to such Affiliate than those that such Affiliate would obtain in a comparable arms-

length transaction with a Person other than the Borrower or an Affiliate thereof; provided that the foregoing shall not prohibit (a) customary fees and indemnification provided to directors of the Consolidated Entities, (b) transactions among Consolidated Entities, (c) any compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with, directors, officers and employees of the Consolidated Entities entered in the ordinary course of business, and (d) the granting of registration and other customary rights to holders of the Borrower’s Capital Stock.

6.9	Cash Interest Expense. Permit Cash Interest Expense for any Test Period in which the Interest Coverage Ratio is less than 1.0: 1.0 to be greater than $25,000,000.

6.10

Minimum Unrestricted Cash Balance. Permit the Unrestricted Cash, at any time during any period below, to be less than the amount set opposite such period (provided, that if Net Sales for each of the two most recent fiscal quarters for which financial statements have been filed with the SEC are at least $25,000,000, the Borrower shall have no obligation to comply with this Section 6.10):

Period (Reduction Milestones requirements below)	Minimum Unrestricted Cash
From the Purchase Date (after giving effect to the Purchase of the Notes) until the First Reduction Milestone	$70,000,000
After the First Reduction Milestone until the Second Reduction Milestone	$50,000,000
After the Second Reduction Milestone until the Third Reduction Milestone	$40,000,000
After the Third Reduction Milestone until the Fourth Reduction Milestone	$30,000,000
After the Fourth Reduction Milestone	$25,000,000

Reduction Milestone

Requirements

(with “Heplisav-B Units sold” being measured based upon Heplisav-B Units sold to end customers in the United States, as set forth on the 867 Product Transfer and Resale Reports received by the Consolidated Entities form wholesalers and distributors)

First Reduction Milestone

At least 63,000 Heplisav-B Units sold in each of two consecutive fiscal quarters, and at least 100,000 Heplisav-B Units sold in one of those two fiscal quarters, prior to the fifth fiscal quarter after the Heplisav-B Launch

Second Reduction Milestone

At least 100,000 Heplisav-B Units sold in each of two consecutive fiscal quarters, and at least 150,000 Heplisav-B Units sold in one of those two fiscal quarters, prior to the sixth fiscal quarter after the Heplisav-B Launch

Third Reduction Milestone

At least 150,000 Heplisav-B Units sold in each of two consecutive fiscal quarters, and at least 190,000 Heplisav-B Units sold in one of those two fiscal quarters, prior to the sixth fiscal quarter after the Heplisav-B Launch

Fourth Reduction Milestone

At least 190,000 Heplisav-B Units sold in each of two consecutive fiscal quarters, and at least 250,000 Heplisav-B Units sold in one of those two fiscal quarters, prior to the sixth fiscal quarter after the Heplisav-B Launch

6.11	[Reserved].

6.12

Lines of Business. Engage in any business other than the research, development, sale, distribution, manufacture and other commercialization of pharmaceutical products or compounds  and any business reasonably related, ancillary or incidental thereto.

6.13

Certain Amendments.  Amend, modify or change any provision of (i) its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, or any agreement among the holders of its Capital Stock or any of them; (ii) the terms of the Convertible Notes after the date such Indebtedness is incurred; in each case other than in a manner that could not reasonably be expected to adversely affect the Purchasers in any material respect; or (iii) any Heplisav-B In License in a manner that would cause such Heplisav- B In License or any other Heplisav-B In License to fail to comply with the requirements for such licenses set forth in the proviso to the definition of “Heplisav-B Draw Condition.”

6.14

Limitation on Certain Restrictions.  Directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction, encumbrance or condition on (i) the ability of any Subsidiary of the Borrower to make any cash dividend payment or other cash distribution in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, (ii) the ability of any Subsidiary of the Borrower to transfer any of its assets or properties to the Borrower or any other Subsidiary (including by way of dividend or distribution) or (iii) the creation, incurrence or assumption of any Lien upon or with respect to any part of the  Borrower’s or any of its Subsidiary’s property or assets, whether now owned or hereafter acquired, except (A) in the case of clauses (i), (ii) and (iii), for such restrictions or encumbrances existing under or by reason of (1) the Credit Documents, (2) applicable law, (3) restrictions and conditions set forth in any Indebtedness permitted under Section 6.2(xiii) (provided, in each case, that the Liens created under the Security Documents are permitted), or (4) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, or (B) in the case of clauses (ii) and (iii) only, for such restrictions or encumbrances existing under or by reason of (1) customary restrictions on the transfer or the creation, incurrence or assumption of any Lien contained in any agreement or instrument creating a Lien permitted under Section 6.3 (provided that such restrictions apply only to the assets subject to such Lien), (2) customary non-assignment provisions in contracts or leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer of such agreement and/or property that is the subject thereof, (3) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale (provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement), (4) any restriction arising under or in connection with any agreement or instrument governing Capital Stock of any joint venture or any minority investment permitted hereunder; (5) with respect to any applicable Credit Party, restrictions and conditions set forth in the A/R Facility (provided that the Liens created under the Security Documents are permitted), and (6) restrictions and conditions imposed by agreements of any Person in existence at the time such Person became a Subsidiary and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Person.

6.15	Fiscal Year. Change its fiscal year or its method of determining fiscal quarters (other than to conform to the fiscal year of the Borrower).

6.16	Accounting Changes. Other than as permitted pursuant to Section 1.2, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

7.1	Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)

(i) The Borrower shall fail to pay any principal amount when due, or (ii) the Borrower fails to pay any interest, fees or other charges or amounts payable within three Business Days of when due, under this Agreement, the Notes or under any other Credit Document;

(b)

Any Credit Party shall fail to observe or perform any covenant, restriction or agreement contained in Section 5.1(a), 5.1(b), 5.2(a)(i), 5.3 (solely with respect to the Borrower), 5.9, 5.10 or ARTICLE VI;

(c)

Any Credit Party shall fail to observe or perform any covenant, restriction or agreement contained in any Credit Document (other than those described in Sections 7.1(a) and 7.1(b)) for 30 days after the earlier of (i) the chief executive officer, chief financial officer, general counsel or any vice president obtaining actual knowledge of such failure or (ii) the Borrower receiving written notice of such failure from the Collateral Agent or the Required Purchasers;

(d)

Any representation or warranty made or deemed made by any Credit Party in any Credit Document delivered pursuant to any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; provided, that the words “in any material respect” shall not apply to any representation, warranty, certification or statement that contains any qualification with respect to materiality, including a reference to the defined term “Material Adverse Effect;”

(e)	The occurrence and continuance of any event of default (after expiration of any applicable grace period) under the credit agreement or similar agreement governing the A/R Facility;

(f)

The occurrence and continuance of any default or event of default on the part of any Credit Party (including events of default due to non-payment) under the terms of any agreement, document or instrument pursuant to which the Credit Parties have incurred any Indebtedness in excess of $10,000,000 or the occurrence of any other event or condition, the effect of which default, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to subordinated terms with respect thereto, such Indebtedness to become due or to be repurchased or redeemed (or an offer to repurchase or redeem such Indebtedness to be made) prior to its stated maturity (any applicable grace period having expired); provided, that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness between or among the Consolidated Entities, and (iii) any conversion, exchange or settlement with respect to the Convertible Notes or any other Indebtedness convertible into or exchangeable for Qualified Capital Stock pursuant to its terms unless such conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default and not otherwise prohibited by Section 6.7(b) (provided that the Borrower retains the right to settle such conversions, exchange or settlement in Qualified Capital Stock (and cash payable for any fractional shares));

(g)

Any provision of the Security Documents shall for any reason cease to be in full force and effect or cease to be effective to give the Collateral Agent a valid and perfected security interest in and Lien upon (i) any Collateral related to Heplisav-B or (ii) any other Collateral in excess of, individually or in the aggregate, $500,000, in each case, purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Collateral Agent or the Purchasers, or any Consolidated Entity or any Person acting on behalf thereof shall assert of the foregoing or deny or disaffirm any Credit Party’s obligations under the Guaranty;

(h)

Any Consolidated Entity (i) files a petition for relief under the Bankruptcy Code or any other insolvency law or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (ii) takes any corporate action to authorize or effect any of the foregoing actions, (iii)  admits in writing its inability to pay its debts as such debts become due;

(iv)shall apply for, seek or consent to, or acquiesce in, the appointment of a custodian, receiver, trustee, examiner, liquidator or similar official for it or for any material portion of its assets;

(v)benefits from or is subject to the entry of an order for relief under any bankruptcy or insolvency law; or (vi) makes an assignment for the benefit of creditors;

(i)

Failure of any Consolidated Entity within 60 days after the commencement of any proceeding against it seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or to have all orders or proceedings thereunder affecting the operations or the business of any Consolidated Entity stayed, or failure of any Consolidated Entity within 30 days after the appointment, without its consent or acquiescence, of any custodian, receiver trustee, examiner, liquidator or similar official for it or for any material portion of its assets, to have such appointment vacated;

(j)

The entry of one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate (excluding any amounts covered by insurance within available limits which the applicable insurer does not deny are covered thereby) against the Consolidated Entities and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 60 days or the issuance of a writ of execution, attachment or similar process against any Consolidated Entity that is not dismissed, stayed, discharged or bonded within 60 days after any Consolidated Entity acquires knowledge thereof; or

(k)

The occurrence of any of the following: (i) any event or series of events that causes the Consolidated Entities to discontinue marketing or withdraw Heplisav-B in the United States, which discontinuance or withdrawal lasts for more than three months; (ii) any recall of the Heplisav-B Units that would reasonably be expected to result in liability in excess of

$5,000,000; or (iii) for any two consecutive fiscal quarters after the first anniversary of the date of the Heplisav-B Launch, there is a reduction of 50% or greater in (1) the manufacturing capacity with respect to Heplisav-B or (2) the volume of Heplisav-B distributed to wholesalers and distributors, in each case as measured against the average quarterly capacity or volume for the prior four fiscal quarters of the Borrower.

7.2	Remedies. Upon the occurrence and during the continuance of any Event of Default:

(a)

Acceleration of Indebtedness. The Required Purchasers may declare all or any part of the Notes immediately due and payable, (provided, however, that all Notes shall automatically become due and payable upon the occurrence of an Event of Default under Section 7.1(h) or 7.1(i) with respect to the Borrower). Upon the Notes becoming due and payable under this Section 7.2(a), whether by declaration or automatically, the Notes shall mature and the entire unpaid principal amount of the Notes, plus (i) all accrued and unpaid interest therein (including interest thereon at the Default Rate), (ii) the applicable Prepayment Premium determined with respect to the principal amount of the Notes as of the date of acceleration and (iii) an additional amount equal to the amount of interest that would have accrued from, and including, the date of acceleration to, but excluding, the third anniversary of the Purchase Date on the principal amount of the Notes outstanding immediately prior to such acceleration shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower.

(b)

Other Remedies. The Collateral Agent may with the approval of the Required Purchasers and shall at the direction of the Required Purchasers pursue all other remedies available to it by contract, at law or in equity, including its rights under the Security Documents.

(c)

Right of Setoff. Each Purchaser may, and is hereby authorized by the Borrower to, at any time and from time to time, to the fullest extent permitted by applicable laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Purchaser or any of its Affiliates to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, whether or not such obligations have matured. Each Purchaser agrees promptly to notify the Borrower, each other Purchaser and the Collateral Agent after any such setoff or application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

(d)

Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the Collateral Agent’s and the Purchasers’ rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Collateral Agent or the Purchasers of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Credit Documents or under any other agreement between the Borrower and the Collateral Agent or the Purchasers or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Collateral Agent or the Purchasers in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Credit Parties and the Collateral Agent or the Purchasers or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.

ARTICLE VIII

THE COLLATERAL AGENT

8.1

Appointment and Authority. Each of the Purchasers hereby irrevocably appoints Deerfield to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents and authorizes the Collateral Agent to take such actions on its behalf, including the execution of the other Credit Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Purchasers hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Purchaser for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Except for the last paragraph of Section 8.8, the provisions of this ARTICLE VIII are solely for the benefit of the Collateral Agent and the Purchasers, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Subject to Section 8.8 and Section 9.10, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Purchasers.

8.2

Rights as a Purchaser. The Person serving as the Collateral Agent hereunder shall have the same rights (including under Section 2.11) and powers, and shall be subject to the same obligations under Section 2.11, as any other Purchaser and may exercise the same as though it were not the Collateral Agent and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder.  Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Purchasers.

8.3	Exculpatory Provisions.

(a)

The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents to which it is a party. Without limiting the generality of the foregoing, the Collateral Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in such other Credit Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Credit Document or applicable law; and

(iii)

shall not, except as expressly set forth herein and in the other Credit Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b)	The Collateral Agent shall not be liable for any action taken or not taken by it

(i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.10) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Borrower or a Purchaser.

(c)

The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

8.4

Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5

Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

8.6

Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation to the Purchasers and the Borrower. Upon the receipt of any such notice of resignation, the Required Purchasers shall have the right, in consultation with the Borrower so long as no Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Credit Documents (if not already discharged therefrom as provided above in this Section 8.6). After the retiring Collateral Agent’s resignation, the provisions of this ARTICLE VIII and Section 9.2 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Purchaser directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 8.6.

8.7

Non-Reliance on Collateral Agent and Other Purchasers. Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and purchase the Notes hereunder. Each Purchaser also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

8.8

Collateral and Guaranty Matters. Each Purchaser agrees that any action taken by the Collateral Agent or the Required Purchasers in accordance with the provisions of this Agreement or of the other Credit Documents, and the exercise by the Collateral Agent or Required Purchasers of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Purchasers. Without limiting the generality of the foregoing, the Purchasers irrevocably authorize the Collateral Agent, at its option and in its discretion:

(a)

to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (A) upon discharge of the Obligations, (B) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer o or other disposition (other than any sale to a Credit Party; provided, however that the Collateral Agent may make any filings necessary to reflect the transfer of Collateral from one Credit Party to another) permitted hereunder or otherwise becomes an Excluded Property (as defined in the Security Agreement), (C) subject to Section 9.10, if approved, authorized or ratified in writing by the Required Purchasers or (D) to the extent such property is owned by a Subsidiary Guarantor upon the release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b)

to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (iii), (iv), (xxii), (xxiii) and (xxv) of Section 6.3;

(c)	to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(d)

to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement in form and substance reasonably satisfactory to the Collateral Agent and the applicable licensor; and

(e)	to enter into an intercreditor agreement as contemplated by Section 6.2(iv).

Upon request by the Collateral Agent at any time the Required Purchasers will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 8.8

In each case as specified in this Section 8.8, the Collateral Agent will (and each Purchaser irrevocably authorizes the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of collateral from the assignment and security interest granted under the Security Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into an intercreditor agreement as contemplated by Section 6.2(iv) or (iv) to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 8.8 and in form and substance reasonably acceptable to the Collateral Agent.

The Collateral Agent shall deliver to the Purchasers notice of any action taken by it under this Section 8.8 as soon as reasonably practicable after the taking thereof; provided, that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this ARTICLE VIII.

8.9

Reimbursement by Purchasers.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.1 or 9.2 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Purchaser severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Purchaser’s pro rata share (based upon the percentages as used in determining the Required Purchasers as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

ARTICLE IX MISCELLANEOUS

9.1

Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket expenses of the Collateral Agent and the Purchasers, including reasonable fees and disbursements of counsel, in connection with: (i) the preparation, execution, delivery, and filing, if required of this Agreement and the other Credit Documents (provided that the obligation to reimburse under clause (i) shall not exceed $225,000), (ii) any amendments, supplements, consents or waivers hereto or to the other Credit Documents and (iii) the administration or enforcement of this Agreement and the other Credit Documents.  In addition, the Borrower shall pay, or reimburse the relevant Purchaser for, all Other Taxes in accordance with Section 2.11(b). It is the intention of the parties hereto that the Borrower shall pay amounts referred to in this Section 9.1 directly. In the event the Collateral Agent or any Purchaser pays any of the amounts referred to in this Section 9.1 directly, the Borrower will reimburse the Collateral Agent or such Purchaser for such advances and interest on such advance shall accrue until reimbursed at the Default Rate.  Notwithstanding anything in this Section 9.1 to the contrary, the Purchasers and the Borrower agree that the costs (including reasonable fees and disbursements of counsel and any Other Taxes incurred upon the execution, recording or registration) with respect to the condition that 65% of the outstanding voting Capital Stock and 100% of the outstanding non-voting Capital Stock of Dynavax GmbH be pledged to the Collateral Agent, as more fully described in Section 3.2(a)(iii), shall be borne by the Borrower, provided that the Purchasers will contribute to such costs an aggregate amount equal to the lesser of (x) one-half of the costs and expenses incurred by the Borrower, the Collateral Agent and the Purchasers and (y) $75,000.

9.2

Indemnification. From and at all times after the date of this Agreement, and in addition to all of the Collateral Agent’s and the Purchasers’ other rights and remedies against the Borrower, the Borrower agrees to indemnify, defend and hold harmless the Collateral Agent and the Purchasers and their respective Related Parties from and against all damages, losses and other out-of-pocket costs and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and expenses, court costs and fees, and consultant and expert witness fees and expenses, but limited in the case of attorney’s fees and expenses to the reasonable and documented out of pocket fees, disbursements and other charges of one counsel to the indemnified parties, taken as a whole and if reasonably necessary, one local counsel in each appropriate jurisdiction (and, in the case of a conflict of interest, where the indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional separate counsel for all similarly affected indemnitees) (collectively “Costs”) arising in any manner, directly or indirectly, out of or by reason of any and all claims (whether valid or not), actions, suits, inquiries, investigations and administrative proceedings, and including those brought by the Borrower or another Consolidated Entity (collectively, “Proceedings”) relating to (i) the negotiation, preparation, execution or performance of this Agreement or the other Credit Documents, or any transaction contemplated herein or therein, whether or not any party protected under this Section 9.2 is a party to, or target of, any Proceeding in question (provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party (as finally determined by a court of competent jurisdiction), material breach by any Purchaser of its obligations under this Agreement (including any failure by a Purchaser to purchase the Notes as required hereunder), or disputes that are solely among Purchasers or among the Collateral Agent and the Purchasers), (ii) any breach of any of the covenants, warranties or representations of any Credit Party hereunder or under any other Credit Document, (iii) any Lien or charge upon amounts payable hereunder by any Credit Party to the Purchasers or any taxes, assessments, impositions and other charges in respect of the collateral described in the Security Documents, (iv) any violation or alleged violation of any Environmental Law, federal or state securities law, common law, equitable requirement or other legal requirement by any Credit Party or with respect to any property owned, leased or operated by any Credit Party (in the past, currently or in the future), or (v) any presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Material on, in, to or from any property (or any part thereof including the soil and groundwater thereon and thereunder) owned, leased or operated by any Credit Party (in the past, currently or in the future). All Costs shall be additional Obligations under this Agreement, shall be payable on demand to the party to be indemnified and shall be secured by the Lien of the Security Documents. Without limiting the foregoing, the Borrower shall be obligated to pay, on demand, the costs of any investigation, monitoring, assessment, enforcement, removal, remediation, restoration or other response or corrective action undertaken by the Collateral Agent or the Purchasers or any other indemnified party, or their respective agents, with respect to any property owned, leased or operated by any Credit Party. The obligations of the Borrower under this Section 9.2 shall not be limited to any extent by payment of the Obligations and termination of this Agreement and shall remain in full force and effect until expressly terminated by the Purchasers in writing.  This Section 9.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

9.3

Governing Law.  This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except as may be expressly otherwise provided in any Credit Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

9.4

Consent to Jurisdiction; Waiver of Jury Trial. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Purchaser, the Collateral Agent or any Affiliate of any of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that any Purchaser or the Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.5

Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address set forth below:

PartyAddress

Borrower2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

Fax: (510) 665-7287

Attention:  General Counsel

Collateral Agentc/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor New York, NY 10017

Fax: (212) 599-3075

Attention: Jon Isler With a copy (which shall not constitute notice) to:

Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900

Charlotte, NC 28246

Fax: (704) 373-3964

Attention: S. Graham Robinson

Any Purchaser	To the address set forth on Exhibit A for such Purchaser.

The Borrower or any Purchaser may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

9.6

Continuing Obligations.  All agreements, representations and warranties contained herein or made in writing by or on behalf of any Credit Party in connection with the transactions contemplated hereby shall survive the execution and delivery of the Credit Documents. The Borrower further agrees that to the extent any Credit Party makes a payment to the Collateral Agent or the Purchasers, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or other similar state or federal statute, or principle of equity, then, to the extent of such repayment by the Collateral Agent or the Purchasers, the Obligation or part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been received by the Collateral Agent or the Purchasers.

9.7

Successors and Assigns. This Agreement shall be binding upon the Borrower and its respective successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Collateral Agent and the Purchasers.

9.8

Assignment and Sale. The Borrower may not sell, assign or transfer this Agreement or any of the other Credit Documents or any portion hereof or thereof, including their respective rights, title, interests, remedies, powers, and duties hereunder or thereunder.  Nothing in any Credit Document shall prohibit the Purchasers from pledging or assigning this Agreement, the Notes and the Purchasers’ rights under any of the Credit Documents, including collateral therefor, or any portion hereof or thereof to any Person other than a Restricted Transferee; provided that, in the case of an assignment of the Notes or any rights or participations therein, such Person shall agree in writing to the provisions hereof applicable to Purchasers (including the provisions of ARTICLE VIII and Sections 9.10 and 9.11). Any assignee or successor to a Purchaser shall become a “Purchaser” under this Agreement at the time such Person’s ownership interest in a Note is recorded in the Register and such Person shall be subject to the obligations set forth in this Agreement.

9.9Entire Agreement. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.  THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.10

Amendment.  No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Purchasers, and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)

unless agreed to by each Purchaser directly affected thereby, (i) reduce or forgive the principal amount of any Note, reduce the rate of or forgive any interest thereon, or reduce or forgive any premium or fees hereunder, (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Note, or extend the time of payment of any premium or fees hereunder, (iii) increase any Commitment of any such Purchaser over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 3.2 or of any Default or Event of Default or mandatory reduction in the Commitments, if agreed to by the Required Purchasers or all Purchasers (as may be required hereunder with respect to such waiver), shall not constitute such an increase), (iv) reduce the percentage of the aggregate Commitments or of the aggregate outstanding principal amount of the Notes, or the number or percentage of Purchasers, that shall be required for the Purchasers or any of them to take or approve, or direct the Collateral Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Purchasers”), (v) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Purchasers for such amendment, modification, waiver, discharge, termination or consent, (vi) change or waive any provision of Section 2.12, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Purchasers, or this Section 9.10, or (vii) release any lien on all or substantially all of the collateral pledged by the Credit Parties under the Security Documents other than in connection with a sale or transfer of assets permitted by this Agreement; and

(b)

unless agreed to by the Collateral Agent in addition to the Purchasers required as provided hereinabove to take such action, affect the respective rights or obligations of the Collateral Agent, as applicable, hereunder or under any of the other Credit Documents.

9.11

Treatment of Certain Information; Confidentiality. Each of the Collateral Agents and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, managing members or managers, counsel, accountants and other representatives (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the person making such disclosure shall remain liable and be responsible for any breach by such Representative of the provisions of this Section 9.11), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, the Collateral Agent or such Purchaser, as applicable, shall use reasonable efforts to notify the Borrower prior to such disclosure to the extent practicable and legally permitted to do so), (c) to the extent required by applicable Requirements of Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) to any state, federal or foreign authority or examiner regulating any Purchaser, (g) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to any actual or prospective permitted assignee of the Purchaser (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (h) with the consent of the Borrower, or (i) to the extent such Information becomes available to the Collateral Agent, any Purchaser or any of their respective Affiliates on a non-confidential basis from a source other than a Consolidated Entity; provided that, to the knowledge of the recipient of such Information, the source of such Information was not and is not bound by any contractual or other obligation of confidentiality to the Borrower or any other Person with respect to any of such information. For purposes of this Section, “Information” means all information received from any Consolidated Entity relating to any Consolidated Entity or any of their respective businesses excluding any such information that is generally available to the public, other than as a direct or indirect result of the disclosure of any of such information by the Collateral Agent, any Purchaser or any of their Representatives.

9.12

Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Borrower as of the date hereof and as of each date that any Notes are issued to such Purchaser, that:

(a)

Such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its formation. Each Credit Document to which it is a party has been duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity.

(b)

Each of the Notes to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws.

(c)

Such Purchaser can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(d)

Such Purchaser has had an opportunity to receive, review and understand all information related to the Borrower requested by it and to ask questions of and receive answers from the Borrower regarding the Borrower, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges receipt of copies of the Borrower’s filings with the SEC. Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Credit Documents.

(e)

Such Purchaser understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Borrower or the purchase of the Notes.

(f)	Such Purchaser is an “accredited investor” in Regulation D promulgated under the 1933 Act.

(g)	Such Purchaser did not learn of the investment in the Loan Securities as a result of any general solicitation or general advertising.

9.13	Termination. This Agreement shall terminate and shall cease to be further force and effect if the Purchasers shall not have purchased the Notes on or prior to the Termination

Date; provided that Section 9.3 shall survive such termination and the obligations of the Borrower pursuant to Sections 2.4, 2.11, 9.1, 9.2and 9.4, shall survive such termination.

9.14

Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

9.15

Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.16	Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

DYNAVAX TECHNOLOGIES

CORPORATION, as the Borrower

By:	/s/ MICHAEL OSTRACH
Name:	Michael Ostrach
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Note Purchase Agreement

DEERFIELD PARTNERS, L.P., as Collateral Agent and as a Purchaser

By:	Deerfield Mgmt, L.P. General Partner

By:J.E. Flynn Capital, LLC General Partner

By: /s/ DAVID J. CLARK

Name:  David J. Clark

Title:    Authorized Signatory

DEERFIELD INTERNATIONAL MASTER

FUND, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P. General Partner

By:J.E. Flynn Capital, LLC General Partner

By: /s/ DAVID J. CLARK

Name:  David J. Clark

Title:    Authorized Signatory

Signature Page to Note Purchase Agreement

EXHIBIT A COMMITMENTS; NOTICE ADDRESSES

Purchaser	Commitment	Notice Address
Deerfield Partners, L.P.	$43,800,000	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
Deerfield International Master Fund, L.P.	$56,200,000	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
TOTAL	$100,000,000

A-1

EXHIBIT B [RESERVED]

B-1

EXHIBIT C FORM OF NOTE

SENIOR SECURED NOTE

$[●][●], 20[●]

FOR VALUE RECEIVED, DYNAVAX TECHNOLOGIES CORPORATION, a

Delaware corporation (the “Borrower”), hereby promises to pay to [●], a [●] (the “Purchaser”), at its offices located at [●] (or at such other place or places as the Purchaser may designate), at the times and in the manner provided in the Note Purchase Agreement, dated as of October 26, 2016 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), among the Borrower, the Purchasers from time to time parties thereto, and Deerfield Partners, L.P., a Delaware limited partnership, as Collateral Agent and a Purchaser, the principal sum of [●] ($[●].00), under the terms and conditions of this senior secured note (this “Note”) and the Note Purchase Agreement. The defined terms in the Note Purchase Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Note Purchase Agreement.

This Note is one of the Notes referred to in the Note Purchase Agreement and is issued to evidence the purchase thereof by the Purchaser pursuant to the Note Purchase Agreement. All of the terms, conditions and covenants of the Note Purchase Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Note Purchase Agreement and the other Credit Documents. Reference is made to the Note Purchase Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note pursuant to the Note Purchase Agreement, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, although the Purchaser shall not be limited to bringing an action in such courts.

[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 2929 SEVENTY STREET, SUITE 100, BERKELEY, CALIFORNIA 94710, ATTENTION: [●], FAX NUMBER: [●].]

[Remainder of page left blank intentionally; signature page follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

DYNAVAX TECHNOLOGIES CORPORATION

By: Name: Title:

EXHIBIT D

FORM OF PURCHASE NOTICE

[●], 20[●]

[Insert Name and Address Of Purchasers]

Ladies and Gentlemen:

The undersigned, Dynavax Technologies Corporation (the “Borrower”), refers to the Note Purchase Agreement, dated as of October 26, 2016, among the Borrower, the Collateral Agent, and certain Purchasers party thereto (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement,” the terms defined therein being used herein as therein defined). Pursuant to Section 2.1(b) of the Note Purchase Agreement, the Borrower hereby gives you irrevocable notice that the Borrower desires to issue and sell to each Purchaser, and requests that each Purchaser purchase, a Note with an original principal amount equal to such Purchaser’s Commitment subject to and on the terms and conditions set forth in the Note Purchase Agreement, and to that end sets forth below the information relating to such requested sale and purchase as required by Section 2.1(b) of the Investment Agreement:

(i)	The date of sale and purchase of the Notes is requested to be [●], 20[●]

(the “Purchase Date”).

(ii)	The Borrower directs each Purchaser to wire the Note purchase proceeds to and on behalf of the Borrower in accordance with the payment and wiring instructions attached hereto as Schedule A.

The Borrower acknowledges that the Purchasers’ obligations to purchase the Notes shall be subject to the satisfaction of the conditions set forth in Section 3.2 to the Note Purchase Agreement.

[The remainder of this page is left blank intentionally.]

Very truly yours,

DYNAVAX TECHNOLOGIES CORPORATION

By: Name: Title:

SCHEDULE A

PAYMENT AND WIRE INSTRUCTIONS

EXHIBIT E FORM OF GUARANTY

(See attached.)

E-1

FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of the [●] day of [●], 20[●] (this “Guaranty”), is made by [●], a [●] (the “Initial Guarantor”) and Subsidiary of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), and each Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a “Guarantor Accession”; such Subsidiaries of the Borrower, including Initial Guarantor, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Note Purchase Agreement referred to below.

RECITALS

A.

The Borrower, the Purchasers party thereto, and Deerfield Partners, L.P., as a Purchaser and as Collateral Agent for the Purchasers (in such capacity, the “Collateral Agent”), are parties to a Note Purchase Agreement, dated as of October 26, 2016 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), pursuant to which the Purchasers will purchase the Notes upon the terms and subject to the conditions set forth therein.

B.

It is a condition to the purchase of the Notes by the Purchasers under the Note Purchase Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to purchase the Notes from the Borrower under the Note Purchase Agreement, and would not purchase the Notes thereunder without this Guaranty.

C.

The Borrower and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. As part of such integrated operations, the Borrower, among other things, will advance to the Guarantors from time to time certain proceeds from the sale of the Notes by the Borrower to the Purchasers pursuant to the Note Purchase Agreement. Each Guarantor will therefore obtain benefits as a result of the sale of the Notes by the Borrower under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Note Purchase Agreement and to induce the Purchasers to purchase the Notes from the Borrower thereunder, each Guarantor hereby agrees as follows:

1.	Guaranty.

(a)	Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

(i)

guarantees to the Purchasers and the Collateral Agent (collectively, the “Guaranteed Parties”) the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations of the Borrower under the Note Purchase Agreement and the other Credit Documents, including all principal of and interest on the Notes, all fees, expenses, indemnities and other amounts payable by the Borrower under the Note Purchase Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this Section 1(a)(i), collectively, the “Guaranteed Obligations”);

(ii)

agrees to pay on demand all reasonable and documented out-of-pocket expenses of the Guaranteed Parties hereunder, including reasonable fees and disbursements of counsel in connection with (A) any amendments, supplements, consents or waivers hereto and (B) the administration or enforcement of this Guaranty; and

(iii)

agrees to indemnify, defend and hold harmless each Guaranteed Party and their respective Related Parties from and against all damages, losses and other out-of- pocket costs and expenses of any kind or nature whatsoever pursuant to the terms of Section 9.2 of the Note Purchase Agreement.

(b)	Notwithstanding the provisions of Section 1(a) and notwithstanding any other provisions contained herein or in any other Credit Document:

(i)

no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

(ii)

the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent

2

transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, “Insolvency Laws”), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (x) applicable law or (y) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

(c)

The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a “Funding Guarantor”) that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date.

“Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied.

“Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

“Adjusted Maximum Guaranteed Amount” means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor determined without considering any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder as assets or liabilities of such Guarantor.

“Aggregate Payments” means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 1(c)).

The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor’s right of contribution under this Section 1(c) shall be subject to the

3

provisions of Section 4. The allocation among Guarantors of their obligations as set forth in this Section 1(c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

(d)

The guaranty of each Guarantor set forth in this Section 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Credit Document.

2.

Guaranty Absolute. Each Guarantor agrees that its obligations hereunder and under the other Credit Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral (as defined in the Security Agreement) or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

(i)

any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Note Purchase Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii)

the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Note Purchase Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii)

the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

(iv)

any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

(v)

any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily, as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in

4

respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi)

the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii)

any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

(viii)

any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

(ix)

any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, setoff or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable) and (y) the termination of the Commitments under the Note Purchase Agreement (the events in clauses (x) and (y) above, collectively, the “Termination Requirements”).

3.	Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:

(i)

presentment, demand for payment, demand for performance, protest and notice of any other kind, including notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

(ii)

any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or

5

extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security;

(iii)

any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

(iv)

any defense based on any Guaranteed Party’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(v)

any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or setoff, any defense, counterclaim, claim, right of recoupment or setoff that it may at any time have against any Guaranteed Party (including failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the payment in full in cash of the Guaranteed Obligations; and

(vi)	any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

4.

No Subrogation; Subordination. Each Guarantor hereby waives, and agrees that it will not exercise or seek to exercise, any claim or right that it may have against the Borrower or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of the Guaranteed Parties against the Borrower or any other Guarantor, any right of indemnity, contribution or reimbursement against the Borrower or any other Guarantor (including rights of contribution as set forth in Section 1(c)), any right to enforce any remedies of any Guaranteed Party against the Borrower or any other Guarantor, or any benefit of, or any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including the Bankruptcy Code), common law or otherwise; provided, however, that a Guarantor may enforce the rights of contribution set forth in Section 1(c) after satisfaction of the Termination Requirements. Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to such Guarantor, including any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany debt or receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed

6

Obligations.  Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any rights of contribution at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Collateral Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty.

Additionally, in the event the Borrower or any other Credit Party becomes a “debtor” within the meaning of the Bankruptcy Code, the Collateral Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Credit Party to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Collateral Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

5.

Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties that, as to itself, all of the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.7 relating to it contained in the Note Purchase Agreement are true and correct.

6.

Financial Condition of Borrower.  Each Guarantor represents that it has knowledge of the Borrower’s financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

7.	Payments; Application; Setoff.

(a)

Each Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the

7

Collateral Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b)

All payments made by each Guarantor hereunder will be made in Dollars to the Collateral Agent, without setoff, counterclaim or other defense and, in accordance with the Note Purchase Agreement, free and clear of and without deduction for any taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Note Purchase Agreement in respect of all payments made by it hereunder.

(c)	All payments made hereunder shall be applied in accordance with the provisions of Section 2.8(a) of the Note Purchase Agreement.

(d)

In the event that the proceeds of any sale, disposition or realization of the Collateral or otherwise are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(e)

Upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Credit Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Credit Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this Section 7(e) are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Borrower and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.

No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees

8

shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9.	Enforcement. The Guaranteed Parties agree that, except as provided in

Section 7(e), this Guaranty may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the Required Purchasers as provided for in the Note Purchase Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors’ obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other Person under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.

10.

Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Guarantors, the Collateral Agent and such of the Purchasers as may be required under Section 9.10 of the Note Purchase Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

11.

Addition, Release of Guarantors. Subject to Section 8.8 of the Note Purchase Agreement, each Guarantor recognizes that the provisions of the Note Purchase Agreement require certain Persons that become Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Collateral Agent’s actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

12.

Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of Sections 1(a)(ii) and 4 shall survive any termination of this

9

Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of all of the Purchasers) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Note Purchase Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

13.	Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative, Process Agent, Attorney-in-Fact.

(a)

This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

(b)

Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court therefrom in any action or proceeding arising out of or relating to this Guaranty or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Credit Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Credit Document against any Guarantor or its properties in the courts of any jurisdiction.

(c)

Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Credit Document in any court referred to in Section 13(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10

(d)

Each Guarantor hereby irrevocably designates and appoints the Borrower as its designee, appointee and agent to receive on its behalf all service of process in any such action or proceeding and any other notice or communication hereunder, irrevocably consents to service of process in any such action or proceeding by registered or certified mail directed to the Borrower at its address set forth in the Note Purchase Agreement (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three business days after deposit in the United States mails, proper postage prepaid and properly addressed), and irrevocably agrees that service so made shall be effective and binding upon such Guarantor in every respect and that any other notice or communication given to the Borrower at the address and in the manner specified herein shall be effective notice to such Guarantor.  Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against any Guarantor in the courts of any other jurisdiction.

(e)

Further, each Guarantor does hereby irrevocably make, constitute and appoint the Borrower as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, the Borrower’s name or otherwise, and with full power of substitution in the premises, from time to time in the Borrower’s discretion to agree on behalf of, and sign the name of, such Guarantor to any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty, any other Credit Document or any document or instrument related hereto or thereto, and to take any other action and do all other things on behalf of such Guarantor that the Borrower may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Credit Documents.  The Borrower will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of the gross negligence or willful misconduct of the Borrower. This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor.

14.

Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.

Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to any Guarantor, in care of the Borrower and at the Borrower’s address for notices set forth in the Note Purchase Agreement, and (ii) if to

11

the Borrower or any Guaranteed Party, at their respective addresses for notices set forth in the Note Purchase Agreement; in each case, as such addresses may be changed from time to time pursuant to the Note Purchase Agreement, and with copies to such other Persons as may be specified under the provisions of the Note Purchase Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in the Note Purchase Agreement shall be effective as provided therein.

16.

Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17.

Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.  The provisions of Section 1.3 of the Note Purchase Agreement are hereby incorporated by reference as if fully set forth herein.

18.

Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession. Delivery of an executed counterpart of a signature page of this Guaranty or a Guarantor Accession by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Guaranty or such Guarantor Accession.

[Signature pages follow]

12

9156081

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

[GUARANTOR]

By: Name: Title:

[Signatures Continue on Following Page]

Signature Page to Guaranty Agreement

9156081

Accepted and agreed to:

DEERFIELD PARTNERS, L.P., as Collateral Agent By:Deerfield Mgmt, L.P.

General Partner

By:	J.E. Flynn Capital, LLC General Partner

By: Name:  David J. Clark

Title:Authorized Signatory

Signature Page to Guaranty Agreement

9156081

EXHIBIT A

GUARANTOR ACCESSION

THIS GUARANTOR ACCESSION (this “Accession”), dated as of , 20 , is executed and delivered by [NAME OF NEW GUARANTOR], a (the “New Guarantor”), pursuant to the Guaranty Agreement referred to below.

Reference is made to the Note Purchase Agreement, dated as of October 26, 2016, among Dynavax Technologies Corporation, a Delaware corporation (the “Borrower”), the Purchasers party thereto, and Deerfield Partners, L.P., a Delaware limited partnership, as a Purchaser and as Collateral Agent for the Purchasers (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”).

The Borrower has agreed under the Note Purchase Agreement to cause certain of its future Subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder. The New Guarantor is a Subsidiary of the Borrower that the Borrower is required to cause to become a party to the Guaranty Agreement. The New Guarantor will obtain benefits as a result of sale of the Notes to the Purchasers by the Borrower under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession.

Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to the Purchasers in connection with their purchase of the Notes from the Borrower under the Note Purchase Agreement, the New Guarantor hereby agrees as follows:

1.

The New Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Guaranty Agreement as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty Agreement, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty Agreement, all on the terms and subject to the conditions set forth in the Guaranty Agreement.

2.	The New Guarantor hereby represents and warrants that after giving effect to this Accession, each representation and warranty related to it contained in Sections 4.1, 4.2, 4.3, 4.4,

4.5 and 4.7 of the Note Purchase Agreement is true and correct with respect to the New Guarantor as of the date hereof.

3.

This Accession shall be a Credit Document (within the meaning of such term under the Note Purchase Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Guaranty Agreement and made a part thereof.

[Signature page follow]

A-1

9156081

IN WITNESS WHEREOF, the New Guarantor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW GUARANTOR]

By: Name: Title:

A-2

9156081

EXHIBIT F

FORM OF SECURITY AGREEMENT

(See attached.)

F-1

9122464

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of the [●] day of [●] 20[●] (this “Agreement”), is made by DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), and by each Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit C (a “Pledgor Accession”; such Subsidiaries, collectively, together with the Borrower, the “Pledgors”), in favor of DEERFIELD PARTNERS, L.P., a Delaware limited partnership, as Collateral Agent for the Purchasers party to the Note Purchase Agreement referred to below (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as hereinafter defined). Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings given to them in the Note Purchase Agreement referred to below.

RECITALS

A.

The Borrower, the Purchasers and the Collateral Agent are parties to a Note Purchase Agreement, dated as of October 26, 2016 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), pursuant to which the Purchasers will purchase Notes with an aggregate original principal amount of $100,000,000 upon the terms and subject to the conditions set forth therein.

B.

It is a further condition to the purchase by the Purchasers of the Notes under the Note Purchase Agreement that the Pledgors as of the Purchase Date (as defined in the Note Purchase Agreement) shall have agreed, by executing and delivering this Agreement, to secure the payment in full of their respective obligations under the Note Purchase Agreement and the other Credit Documents. The Secured Parties are relying on this Agreement in their decision to purchase the Notes from the Borrower under the Note Purchase Agreement, and would not enter into the Note Purchase Agreement or purchase the Note thereunder without the execution and delivery of this Agreement by the Pledgors.

C.

The Pledgors will obtain benefits as a result of the sale by the Borrower of the Notes to the Purchasers under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Note Purchase Agreement and to induce the Purchasers to purchase the Notes from the Borrower thereunder, each Pledgor hereby agrees as follows:

ARTICLE I DEFINITIONS

1.1	Defined Terms. The following terms that are defined in the UCC are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of

9155452

Article 9 of the UCC than for any other purpose or purposes of the UCC, the Article 9 definition shall govern): Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of- Credit Rights, Record, Securities Account, Securities Intermediary, Software, Supporting Obligations and Tangible Chattel Paper. In addition, the following terms have the meanings set forth below:

“Collateral” has the meaning given to such term in Section 2.1. “Collateral Accounts” has the meaning given to such term in Section 6.3.

“Contracts” means, collectively, all rights of each Pledgor under all leases, contracts and agreements to which such Pledgor is now or hereafter a party, including all rights, privileges and powers under Ownership Agreements and Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Pledgor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements.

“Control Agreement” has the meaning given to such term in Section 4.5. “Copyright Collateral” means, collectively, all Copyrights and inbound Copyright

Licenses (other than off-the-shelf software and software subject to shrink-wrap, click-wrap and other generally commercially available licenses) to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Copyrights” means, collectively, all of each Pledgor’s copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Excluded Deposit Account” means (i) any Deposit Accounts the funds in which are used solely for the payment of wages, salaries, worker’s compensation and similar expenses and Deposit Accounts the funds in which consist solely of funds held by a Credit Party in trust for any director, officer or employee of, or any employee benefit plan maintained by, any Credit Party, (ii) (x) escrow accounts and (y) trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Credit Party holds the funds exclusively for the benefit of an unaffiliated third party, (iii) Deposit Accounts the daily balance in which does not at any time exceed $250,000 for any such account

2

or $1,000,000 for all such accounts, (iv) any Deposit Account that is a zero-balance disbursement account, (v) Deposit Accounts (A) subject to a control agreement in favor of a lender or the administrative or collateral agent under a working capital or revolving credit facility permitted under Section 6.2(iv) of the Note Purchase Agreement, (B) holding cash and/or Cash Equivalents securing letters of credit, banker’s acceptances and other similar instruments permitted under Section 6.2(xiv) of the Note Purchase Agreement and (C) over which the Collateral Agent has a second lien, and (vi) deposit and securities accounts held outside the United States.

“Excluded Property” means collectively, (i) any permit, license or agreement entered into by any Pledgor (A) to the extent that any such permit, license or agreement or any law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law or (B) to the extent that the creation of a Lien in favor of the Collateral Agent would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), (ii) property owned by any Pledgor that is subject to a purchase money Lien or leased by any Pledgor that is subject to a Capital Lease, in each case, permitted under the Note Purchase Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) (1) prohibits or requires the consent of any Person other than a Pledgor or one of its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property or (2) grants a right of termination to any Person other than a Pledgor or one of its Affiliates if any Lien in favor of the Collateral Agent is created with respect to the property subject thereto, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) Capital Stock in joint ventures or any non-Wholly Owned Subsidiaries to the extent not permitted by the terms of such entity’s organizational documents or joint venture documents, (v) voting Capital Stock in any Excluded Foreign Subsidiary in excess of 65% of the total combined voting power of all outstanding classes of Capital Stock of such Subsidiary entitled to vote within the meaning of Section 1.956- 2(c)(2) of the Treasury Regulations, (vi) rolling stock, motor vehicles, vessels and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC), (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), and (viii) any assets (including intangibles) not located in the United States to the extent the grant of a security interest therein is restricted or prohibited by applicable law; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Excluded Securities Account” means (i) any Securities Account or Commodity Account where the aggregate value of the securities or commodities credited thereto does not at any time exceed $250,000 for such account or $1,000,000 for all such accounts, (ii) any Securities Account or Commodity Account where (A) the Collateral Agent is the entitlement holder or

3

Commodity Intermediary or (B) the Securities Intermediary or Commodity Intermediary (as applicable) for such account has executed and delivered to the Collateral Agent a control agreement with respect to such Securities Account or Commodity Account in form and substance reasonably satisfactory to the Collateral Agent, (iii) any Securities Account or Commodity Account described in clause (ii) or clause (v)(B) of the definition of Excluded Deposit Account, and (iv) any Securities Account or Commodity Account held outside of the United States.

“License” means any Copyright License, Patent License or Trademark License. “Ownership Agreement” means any partnership agreement, joint venture agreement,

limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Capital Stock and to which any Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Patent Collateral” means, collectively, all Patents and all inbound Patent Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” means any agreement now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means, collectively, all of each Pledgor’s letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including the inventions and improvements described therein, and all reissues, continuations, divisions, renewals, extensions, substitutions and continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Pledge Amendment” has the meaning given such term in Section 5.1(a).

“Pledged Interests” means, collectively, (i) all of the issued and outstanding Capital Stock of each Person that is a direct Subsidiary of any Pledgor as of the date hereof or that becomes a direct Subsidiary of any Pledgor at any time after the date hereof, at any time now or hereafter owned by any Pledgor, whether voting or non-voting and whether common or preferred; (ii) all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing; (iii) all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 5.3), including all rights of such Pledgor to receive amounts due and to become due under or in respect of any Ownership Agreement or upon the termination thereof;

(iv) all rights of access to the books and records of any such Person; and (v) all other rights,

4

powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including such Person’s right to vote and to manage and administer the business of any such Subsidiary pursuant to any applicable Ownership Agreement, in each case together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing. Notwithstanding the foregoing, Pledged Interests shall not include any Excluded Property specified in clause (v) of the definition thereof.

“Proceeds” has the meaning given to such term in Section 2.1.

“Secured Parties” means, collectively, the Purchasers and the Collateral Agent. “Secured Obligations” has the meaning given such term in Section 2.2.

“Trademark Collateral” means, collectively, all Trademarks and inbound Trademark Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means any agreement now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means, collectively, all of each Pledgor’s trademarks, service marks, trade names, uniform resource locators (also known as “URLs”), domain names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals, reissues and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

1.2

Other Terms; Construction. All terms in this Agreement that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the UCC to the extent the same are used or defined therein.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1

Pledge and Grant of Security Interest. Each Pledgor hereby pledges and collaterally assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following property

5

and assets of such Pledgor, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	the Commercial Tort Claims (if any) set forth on Annex I hereto;

(iv)	all Contracts;

(v)	all Copyright Collateral;

(vi)	all Deposit Accounts;

(vii)	all Documents;

(viii)	all Equipment;

(ix)	all Fixtures;

(x)	all General Intangibles;

(xi)	all Goods;

(xii)	all Instruments;

(xiii)	all Inventory;

(xiv)	all Investment Property;

(xv)	all Letter-of-Credit Rights;

(xvi)	all Patent Collateral;

(xvii)	all Pledged Interests;

(xviii)	all Software;

(xix)	all Supporting Obligations;

(xx)	all Trademark Collateral;

(xxi)	all cash, cash equivalents and money of such Pledgor, wherever held;

(xxii)	to the extent not covered or not specifically excluded by clauses (i) through (xxi) above, all of such Pledgor’s other personal property;

(xxiii)	all Records evidencing or relating to any of the foregoing or that are otherwise necessary or useful in the collection thereof;

6

(xxiv)	all accessions, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for any of the foregoing; and

(xxv)

any and all proceeds, as defined in the UCC, products, rents, royalties and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights (but not obligations) to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

Notwithstanding the foregoing, (i) “Collateral” shall not include the Excluded Property, and (ii) the Collateral Agent may, in its sole discretion, reject or refuse to accept for credit toward payment of the Secured Obligations any Collateral that is an Account, Instrument, Chattel Paper, lease or other obligation or property of any kind due or owing from or belonging to a Sanctioned Person.

2.2

Security for Secured Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of (a) in the case of the Borrower, all Obligations of the Borrower under the Note Purchase Agreement and the other Credit Documents, including all principal of and interest on the Notes, and all fees, expenses, indemnities and other amounts payable by the Borrower under the Note Purchase Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (b) in the case of each Pledgor other than the Borrower, if any, all of its liabilities and obligations as a Subsidiary Guarantor in respect of the Guaranteed Obligations (as defined in the Guaranty); and in each case under (a) and (b) above, (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and expenses payable by the Pledgors under Section 8.1, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (the liabilities and obligations of the Pledgors described in this Section 2.2, collectively, the “Secured Obligations”).

ARTICLE III REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as follows:

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3.1

No Filings.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except

(i)UCC financing statements naming the Collateral Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Collateral Agent as secured party, (iii) filings with respect to which termination statements and other necessary releases have been delivered to the Collateral Agent for filing on or prior the date hereof or the date of the applicable Pledgor Accession, as applicable, and (iv) as may be otherwise permitted by the Note Purchase Agreement.

3.2

Security Interests; Filings. This Agreement, together with (i) the filing, with respect to each Pledgor, of duly completed UCC financing statements naming such Pledgor as debtor, the Collateral Agent as secured party, and describing the Collateral, in the jurisdictions set forth with respect to such Pledgor on Annex A hereto, (ii) to the extent required by applicable law, the filing, with respect to each relevant Pledgor, of duly completed and executed assignments in the forms set forth as Exhibits A and B with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate, with regard to registered Copyright Collateral, Patent Collateral and Trademark Collateral of such Pledgor, as the case may be, (iii) in the case of uncertificated Pledged Interests consisting of capital stock, registration of transfer thereof to the Collateral Agent on the issuer’s books or the execution by the issuer of an issuer’s acknowledgment or a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the UCC, and (iv) the delivery to the Collateral Agent, for its benefit and the benefit of the Secured Parties, of all stock certificates and Instruments included in the Collateral (and assuming continued possession thereof by the Collateral Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the UCC or from the filing requirements under such Article 9 by reason of Section 9-109, 9-309 or 9-310 of the UCC and other than continuation statements required under the UCC.

3.3

Locations. Annex B (as may be amended by each Pledgor from time to time) lists, as to each Pledgor, (i) its exact legal name, (ii) the jurisdiction of its incorporation or organization, its federal tax identification number, and (if applicable) its organizational identification number, (iii) the addresses of its chief executive office and each other place of business, (iv) the address of each location of all original invoices, ledgers, Chattel Paper, Instruments and other records or information evidencing or relating to the Collateral of such Pledgor, and (v) the address of each location at which any Equipment or Inventory (other than Goods in transit and mobile goods) having a value individually or in the aggregate in excess of

$1,000,000 and owned by such Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.1. Except as may be otherwise noted therein, all locations identified in Annex B are leased by the applicable Pledgor. No Pledgor (x) presently conducts or has conducted business under any prior or other corporate or company name or under any trade or fictitious names in the past five years, except as

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indicated beneath its name on Annex B or (y) has filed any tax return under any name other than its exact legal name in the past five years, except as indicated beneath its name on Annex B.

3.4

Authorization; Consent.  No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Collateral Agent provided for herein, or the exercise by the Collateral Agent of its rights and remedies hereunder, except for (i) the filings described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Collateral Agent of a notice of assignment in accordance with the federal Assignment of Claims Act of 1940, as amended, (iii) in the case of Pledged Interests, such filings and approvals as may be required in connection with a disposition of any such Pledged Interests by laws affecting the offering and sale of securities generally and (iv) authorizations, consents, approvals, declarations or filings relating to the transfer or assignment of any Collateral constituting Regulatory Approvals.

3.5

No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on any Pledgor’s ability to grant to the Collateral Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for (i) the provisions of the federal Anti-Assignment Act, as amended, and Assignment of Claims Act of 1940, as amended,

(ii)any statutory or regulatory restrictions, prohibitions or limitations applicable to the transfer of any Collateral constituting Regulatory Approvals, and (ii) customary anti-assignment provisions permitted under the Note Purchase Agreement) on the exercise by the Collateral Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on any Pledgor’s ability to grant such Lien and security interest.

3.6

Accounts. Each Account is, or at the time it arises will be not evidenced by any Tangible Chattel Paper or other Instrument; or if so, such Tangible Chattel Paper or other Instrument valued individually in excess of $250,000 or $1,000,000 in the aggregate (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Collateral Agent and delivered to the Collateral Agent to be held as Collateral hereunder.

3.7

Pledged Interests. As of the date hereof, the Pledged Interests required to be pledged hereunder by each Pledgor consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other equity interests (in the case of issuers other than corporations) as described beneath such Pledgor’s name in

Annex C.  All of the Pledged Interests (other than with respect to non-Wholly Owned Subsidiaries and joint ventures), and to such Pledgor’s knowledge, all of the Pledged Interests with respect to non-Wholly Owned Subsidiaries and joint ventures, have been duly and validly issued and are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar Pledged Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer. As to each issuer thereof, the Pledged Interests pledged hereunder constitute 100% or 65%, as applicable, of the outstanding voting Capital Stock of such issuer, except as set forth in Annex C.

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3.8

Intellectual Property. Annexes D, E and F correctly set forth all registered Copyrights, Patents and Trademarks (other than uniform resource locaters and domain names) owned by any Pledgor as of the date hereof (and as amended from time to time pursuant to Section 4.4) and used or proposed to be used in its business.

3.9

Deposit Accounts. Annex G lists, as of the date hereof (and as amended from time to time pursuant to Section 4.5), all Deposit Accounts maintained by any Pledgor, and lists in each case the name in which the account is held, the name of the depository institution, the account number, and a description of the type or purpose of the account.

3.10

Securities and Commodity Accounts. Annex H lists, as of the date hereof (and as amended from time to time pursuant to Section 4.6), all Securities Accounts and Commodity Accounts maintained by any Pledgor with any Securities Intermediary or Commodity Intermediary, and lists in each case the name in which the account is held, the name of the Securities Intermediary or Commodity Intermediary, the account number, and a description of the type or purpose of the account.

3.11

Documents of Title. No bill of lading, warehouse receipt or other Document or Instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business to a location set forth on Annex B (as amended from time to time pursuant to Section 4.1) or to a customer of a Pledgor.

3.12

Commercial Tort Claims. Annex I lists, as of the date hereof (and as amended from time to time pursuant to Section 4.8) and to the knowledge of each Pledgor, all Commercial Tort Claims valued individually in excess of $1,000,000 existing in favor of any Pledgor.

ARTICLE IV COVENANTS

4.1

Change of Name, Locations, etc. No Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex B, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise), (iv) file any document with the Internal Revenue Service using any name other than its exact legal name listed on Annex B, or

(v) remove any Collateral (other than (A) Goods in transit, (B) mobile goods, (C) work-in- process Inventory and (D) Equipment and Inventory having a value individually or in the aggregate of $1,000,000 or less), or any books, records or other information relating to the Collateral, from the applicable location thereof listed on Annex B, or keep or maintain any Collateral (other than (A) Goods in transit, (B) mobile goods and (C) work-in-process Inventory and (D) Equipment and Inventory having a value individually or in the aggregate of $1,000,000 or less) at a location not listed on Annex B, unless in each case such Pledgor has (1) given ten

(10) days’ (or such later date as may be agreed to by the Collateral Agent in its sole discretion) prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may reasonably request, and (2) delivered to the Collateral Agent ten (10) days following the Collateral Agent’s request any documents, instruments or financing statements as may be reasonably required by the Collateral Agent, all in form and substance

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reasonably satisfactory to the Collateral Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Collateral Agent, in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2. On the effective date of such change or removal, Annex B shall be deemed to be amended in the form of any update to Annex B provided in connection with this Section 4.1.

4.2

Accounts. Each Pledgor shall promptly notify the Collateral Agent in writing of any Accounts that constitute a claim valued individually in excess of $1,000,000 against a federal governmental agency or authority, and, upon request of the Collateral Agent, such Pledgor shall take such steps as may be necessary or desirable to comply with the federal Assignment of Claims Act of 1940, as amended.

4.3

Delivery of Certain Collateral; Further Actions. All (i) certificates or (ii) Instruments representing or evidencing any Accounts, Investment Property or other Collateral valued individually in excess of $250,000 or $1,000,000 in the aggregate shall be delivered promptly to the Collateral Agent pursuant hereto to be held as Collateral hereunder, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Collateral Agent, and in each case together with such other instruments or documents as the Collateral Agent may reasonably request. Each Pledgor will, at its own cost and expense, use commercially reasonable efforts to cooperate with the Collateral Agent in obtaining a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, and in taking such other actions as may be reasonably requested by the Collateral Agent from time to time with respect to any Investment Property or other Collateral in which a security interest may be perfected by (or can be perfected only by) control under the UCC.

4.4	Intellectual Property.

(a)

Each applicable Pledgor will, at its own expense, execute and deliver to the Collateral Agent on the Purchase Date fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral, as the case may be, described in Annex D, E or F hereto.  Within 45 days after the close of each fiscal quarter of the Borrower, the Borrower shall provide written notice of any additional registrations of or applications for Copyrights, Patents or Trademarks of all Pledgors with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annexes D, E and F hereto or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Pledgor shall additionally, at its own expense, execute and deliver to the Collateral Agent, with regard to United States Patents, Trademarks and Copyrights, fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the

U.S. Patent and Trademark Office as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Collateral Agent may reasonably request from time to time to further effect and confirm the assignment and security interest

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created by this Agreement in such Copyrights, Patents and Trademarks, and each Pledgor hereby appoints the Collateral Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.

(b)

Upon the occurrence and during the continuance of any Event of Default, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of such Pledgor’s right, title and interest thereunder to the Collateral Agent or its designee.

4.5

Deposit Accounts. Each Pledgor agrees that, unless the Collateral Agent consents otherwise in writing, (i) it will not open or maintain any Deposit Account (other than Excluded Deposit Accounts) except with a bank or financial institution that has executed and delivered to the Collateral Agent a control agreement with respect to such Deposit Account in form and substance reasonably satisfactory to the Collateral Agent (each a, “Control Agreement”), and

(ii) in the event any Pledgor opens any Deposit Account not already listed on Annex G, such Pledgor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex G to include such information.

4.6

Securities and Commodity Accounts. Each Pledgor agrees that, unless the Collateral Agent consents otherwise in writing, (i) it will not open or maintain any Securities Account or Commodity Account (other than Excluded Securities Accounts) unless the Collateral Agent is the entitlement holder or Commodity Intermediary or unless the Securities Intermediary or Commodity Intermediary (as applicable) has executed and delivered to the Collateral Agent a control agreement with respect to such Securities Account or Commodity Account in form and substance reasonably satisfactory to the Collateral Agent, and (ii) in the event any Pledgor opens any Securities Account or Commodity Account not already listed on Annex H, such Pledgor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex H to include such information.

4.7

Collateral in Possession of Third Party. Without limiting the generality of any other provision of this Agreement, each Pledgor agrees that it shall not permit (x) any Collateral located in the United States having a value individually or in the aggregate in excess of

$1,000,000 or (y) any Collateral located outside the United States having a value individually or in the aggregate in excess of the greater of (1) $6,000,000 (in each case, other than Goods in transit, mobile goods and work-in-process Inventory) and (2) 5% of the total assets of the Borrower and the Guarantors, to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person (i) shall have been notified of the security interest created by this Agreement and (ii) such Pledgor shall have used commercially reasonable efforts to have such bailee or other Person execute a written agreement

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with the Collateral Agent pursuant to which it (1) acknowledges that it is holding such Collateral for the benefit of the Collateral Agent and subject to such security interest and to the instructions of the Collateral Agent and (2) agrees to waive and release or subordinate any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent. The Borrower agrees to pay any reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in obtaining the agreement specified in the foregoing clause (ii).

4.8

Commercial Tort Claims. Each Pledgor agrees that it will, promptly upon the filing of any suit, action or proceeding relating to any Commercial Tort Claim involving damages in excess of $1,000,000 in its favor, (i) furnish to the Collateral Agent a description thereof meeting the requirements of Section 9-108(e) of the UCC, which shall modify this Agreement, as appropriate, by amending Annex I to include such information, (ii) execute and deliver such documents, financing statements and other instruments, and (iii) take such other action, as the Collateral Agent may reasonably request in order to include such Commercial Tort Claim as Collateral hereunder and to perfect the security interest of the Collateral Agent therein.

4.9

Protection of Security Interest. Subject to Section 5.13 of the Note Purchase Agreement, each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

ARTICLE V

CERTAIN PROVISIONS RELATING TO PLEDGED INTERESTS

5.1	After-Acquired Equity Interests; Ownership.

(a)

Subject to Section 5.9 of the Note Purchase Agreement, if any Pledgor shall, at any time and from time to time after the date hereof, acquire any additional Capital Stock in any Person of the types described in the definition of the term “Pledged Interests,” the same shall be automatically deemed to be Pledged Interests hereunder, and to be pledged to the Collateral Agent pursuant to Section 2.1, and such Pledgor will pledge and deposit the same with the Collateral Agent and deliver to the Collateral Agent any certificates therefor (to the extent such Pledged Interests are certificated), together with undated stock powers or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to the Collateral Agent, together with such other certificates and instruments as the Collateral Agent may reasonably request (including UCC financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Collateral Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit D (each, a “Pledge Amendment”) in respect thereof. Each Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Collateral Agent in such Collateral or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto.

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(b)

If any Pledged Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the UCC or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Collateral Agent thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a Person other than a Subsidiary of the Borrower) use best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the UCC and any other applicable law, to enable the Collateral Agent to acquire “control” of such uncertificated securities (within the meaning of such term under Section 8-106 (or its successor provision) of the UCC) and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein.

5.2

Voting Rights. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Pledged Interests (subject to its obligations under Section 5.1(a)), and for that purpose the Collateral Agent will execute and deliver or cause to be executed and delivered to each applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing to enable such Pledgor to exercise such voting and other consensual rights; provided, however, that no Pledgor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Note Purchase Agreement or any other Credit Document or have the effect of materially and adversely impairing the position or interests of the Secured Parties.

5.3

Dividends and Other Distributions. All interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Interests may be paid to and retained by the Pledgors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, upon the written election of the Collateral Agent after the occurrence and during the continuance of an Event of Default, be paid to the Collateral Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Collateral Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default), to receive directly, and to retain as part of the Collateral, (i) all additional Pledged Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (ii) without affecting any restrictions against such actions contained in the Note Purchase Agreement, all additional Pledged Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements). Any and all property paid over to or received by the Collateral Agent pursuant to the provisions of this Section shall be retained by the Collateral Agent in a Collateral Account (as hereinafter defined) upon receipt of such property and shall be applied in accordance with the provisions of Section 6.2.  The Collateral Agent shall, within five Business Days after all Events

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of Default have been cured or waived, repay to each applicable Pledgor all cash interest, income, dividends, distributions and other amounts that such Pledgor would otherwise be permitted to retain pursuant to the provisions of this Section and that remain in such Collateral Account.

ARTICLE VI REMEDIES

6.1

Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the UCC, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

(a)

To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Collateral Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Collateral Agent or to an account designated by the Collateral Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other Instruments) received by any Pledgor in respect of any Accounts, Contracts or other Collateral shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein; and by this provision, each Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Collateral Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Collateral Agent as owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Collateral Agent or the Collateral Agent’s designee as though the Collateral Agent or such designee were such Pledgor named therein, and to do so until otherwise notified by the Collateral Agent;

(b)

To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other Instruments relating to any Collateral, including receiving and opening of all mail addressed to any Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Pledgor; to accelerate any Indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;

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(c)

To notify any or all depository institutions with which any Deposit Accounts are maintained and which Deposit Accounts are subject to control in favor of the Collateral Agent to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or deposited or received for deposit thereafter to the Collateral Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Collateral Agent, for application to the Secured Obligations as provided herein;

(d)

To transfer to or register in its name or the name of any of its Collateral Agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(e)

To require any Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place designated by the Collateral Agent;

(f)

To enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Collateral Agent or any designated agent for such time as the Collateral Agent may desire, in order to effectively collect or liquidate the Collateral;

(g)

To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Collateral Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Collateral Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Collateral Agent, upon request, all such proxies and other instruments as the Collateral Agent may reasonably request to enable the Collateral Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN- FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS

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AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(h)

To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels (subject to any legal or statutory restrictions applicable to the transfer of any Collateral constituting Regulatory Approvals), on any securities exchange on which any Pledged Interests may be listed, at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the applicable Pledgor at least 10 days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

6.2	Application of Proceeds.

(a)

All Proceeds collected by the Collateral Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in accordance with Section 2.8 of the Note Purchase Agreement.

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(b)

In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder, subject to Section 9.1 of the Note Purchase Agreement.

(c)

Upon any sale of any Collateral hereunder by the Collateral Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

6.3

Collateral Accounts.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Collateral Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Collateral Agent.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to (and, if directed by the Purchasers pursuant to the Note Purchase Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 6.2.

6.4

Grant of License. Each Pledgor hereby grants to the Collateral Agent, effective upon the occurrence and during the continuance of an Event of Default, a non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by such Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Collateral Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however that nothing in this Section 6.4 shall require Pledgors to grant any license in any Patent Collateral, Trademark Collateral or Copyright Collateral to the extent a grant of such license or sublicense would violate any Patent License, Trademark License or Copyright License applicable to such Collateral.  The use of such license or sublicense by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

6.5	Private Sales.

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(a)

Each Pledgor recognizes that the Collateral Agent may be compelled, at any time after the occurrence and during the continuance of an Event of Default, to conduct any sale of all or any part of the Pledged Interests without registering or qualifying such Pledged Interests under the Securities Act and/or any applicable state securities laws in effect at such time. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms that might be less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such sale shall not be deemed not to have been made in a commercially reasonable manner solely because it was conducted as a private sale, and agrees that the Collateral Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

(b)

Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Pledgor agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

6.6	The Pledgors Remain Liable. Notwithstanding anything herein to the contrary,

(i)each Pledgor shall remain liable under all Contracts to which it is a party included within the Collateral (including all Ownership Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights or remedies hereunder shall not release any Pledgor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for herein below, the Collateral Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers, rights and remedies conferred on the Collateral Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

6.7

Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including any right to prior notice or judicial hearing in connection

19

with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would, or could reasonably be expected to, have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and statutes and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent, but that it will permit the execution of every such power as though no such laws or statutes were in effect,

(ii)waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Collateral Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein). In addition, each Pledgor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Collateral by the Collateral Agent.

ARTICLE VII

THE COLLATERAL AGENT

7.1

The Collateral Agent; Standard of Care.  The Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof and will exercise reasonable care with respect thereto. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Collateral Agent shall act hereunder at the direction, or with the consent, of the Purchasers on the terms and conditions set forth in the Note Purchase Agreement. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature, which standard shall in no event be less than reasonable care, and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

7.2	Further Assurances; Attorney-in-Fact.

20

(a)

Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset included within the Collateral falls within the scope of Article 9 of the UCC of any such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

(b)

Each Pledgor agrees that it will do such further acts and things (including making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably deem necessary to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder (in each case, subject to Section 5.13 of the Note Purchase Agreement).

(c)

Each Pledgor agrees that, upon request by the Collateral Agent after the occurrence and during the continuance of an Event of Default, it will file all applications, notices, documents, papers and instruments deemed necessary or desirable by the Collateral Agent to approve, use, transfer, assign or license any Regulatory Approval (including any forms that the FDA may require with respect to any Biologics License Application or license issued by the FDA in connection therewith).

(d)

Each Pledgor hereby irrevocably appoints the Collateral Agent its lawful attorney- in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Collateral Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Collateral Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Collateral Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including:

(i)

to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Collateral Agent’s reasonable judgment, is necessary in order to perfect or continue perfected the security interest granted under this Agreement;

(ii)	to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)

to receive, endorse and collect any checks, drafts, Instruments, Chattel Paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

21

(iv)

to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Pledgor under Section 5.7 of the Note Purchase Agreement and direct the payment of proceeds thereof to the Collateral Agent;

(v)

to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become Secured Obligations of the Pledgors to the Collateral Agent, due and payable immediately and without demand; and

(vi)

to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(vii)

to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Collateral Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Collateral Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement; and

(viii)

to file all applications, notices, documents, papers and instruments that the Collateral Agent in its reasonable judgment deems necessary to approve, use, transfer, assign or license any Regulatory Approval (including any forms that the FDA may require with respect to any Biologics License Application or license issued by the FDA in connection therewith ).

(e)

If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Collateral Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Collateral Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 8.1.

ARTICLE VIII MISCELLANEOUS

8.1

Indemnity and Expenses. Subject to Section 9.1 or 9.2 of the Note Purchase Agreement, the Pledgors agree jointly and severally to indemnify and hold harmless the Collateral Agent, each other Secured Party and each of their Related Parties from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including reasonable and documented out of pocket attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the

22

extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified.

8.2

No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3

Enforcement. By its acceptance of the benefits of this Agreement, each Purchaser agrees that this Agreement may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the Purchasers as provided for in the Note Purchase Agreement, and that no Purchaser shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

8.4

Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement, shall be effective unless in a writing signed by the Collateral Agent and such of the Purchasers as may be required under Section 9.10 of the Note Purchase Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.5

Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements (as hereinafter defined), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Purchasers) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Note Purchase Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate (provided, that the provisions of Section 6.7 shall survive the termination of this Agreement); and in connection with any such release or termination, the Collateral Agent,

23

at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Collateral Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). The Collateral Agent will, at the Pledgors’ expense, execute and deliver to the applicable Pledgor such documents as such Pledgor may reasonably request to enter into non-disturbance or similar agreements (substantially in the form of Exhibit H to the Note Purchase Agreement) in connection with the licensing of Intellectual Property. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledgor Accession. For purposes of this Agreement, “Termination Requirements” means (x) the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable), and (y) the termination of the Commitments.

8.6

Additional Pledgors. Each Pledgor recognizes that the provisions of the Note Purchase Agreement require certain Persons that become Subsidiaries of the Borrower, and that are not already parties hereto, to execute and deliver a Pledgor Accession, whereupon each such Person shall become a Pledgor hereunder with the same force and effect as if originally a Pledgor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Collateral Agent’s actions in effecting the same or in releasing any Pledgor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Pledgor or any other Pledgor.

8.7

Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Note Purchase Agreement or the Guaranty, as applicable.

8.8

Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

8.9

Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.10

Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. The provisions of Section 1.3 of the Note Purchase Agreement are hereby incorporated by reference as if fully set forth herein.

8.11	Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of

24

which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Agreement.

[The remainder of this page left blank intentionally.]

25

9155452

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

DYNAVAX TECHNOLOGIES CORPORATION

By: Name: Title:

(signatures continued)

Signature Page to Pledge and Security Agreement

9155452

Accepted and agreed to:

DEERFIELD PARTNERS, L.P., as Collateral Agent

By: Deerfield Mgmt, L.P. General Partner

By:	J.E. Flynn Capital, LLC General Partner

By: Name: David J. Clark

Title:Authorized Signatory

Signature Page to Pledge and Security Agreement

9155452

ANNEX A FILING LOCATIONS

Name of PledgorFiling Location

9155452

ANNEX B

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

Pledgor: Dynavax Technologies Corporation

Jurisdiction of Incorporation/Organization: Federal Tax ID no.:

Organizational ID no.:

Chief Executive Office Address:

Locations of Records Related to Collateral: Locations of Equipment or Inventory:

Address	Leased

Other places of business:

Trade/fictitious or prior corporate names (last five years):

Names used in tax filings (last five years):

9155452

Pledgor

Name of Issuer

Type of Interests

Certificate Number

No. of shares (if applicable)

Percentage of Outstanding Interests

in Issuer

ANNEX C PLEDGED INTERESTS

9155452

ANNEX D

COPYRIGHTS AND COPYRIGHT APPLICATIONS

9155452

ANNEX E

PATENTS AND PATENT APPLICATIONS

9155452

ANNEX F

TRADEMARKS AND TRADEMARK APPLICATIONS

9155452

ANNEX G DEPOSIT ACCOUNTS

Loan Party	Name of Depository Institution	Account Number	Type/Purpose

9155452

ANNEX H SECURITIES ACCOUNTS

COMMODITY ACCOUNTS

9155452

ANNEX I COMMERCIAL TORT CLAIMS

9155452

EXHIBIT A

GRANT OF SECURITY INTEREST IN COPYRIGHTS

WHEREAS, [NAME OF PLEDGOR] (the “Pledgor”) is the owner of the copyright applications and registrations listed on Schedule A attached hereto (all such copyrights, registrations and applications, collectively, the “Copyrights”); and

WHEREAS, the Pledgor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of [●], 20[●], in which the Pledgor has agreed with Deerfield Partners, L.P., as Collateral Agent (the “Collateral Agent”), with offices at 780 Third Avenue, 37th Floor, New York, New York 10017, to execute this Grant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby grant to the Collateral Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof. This Grant has been given in conjunction with the security interest granted to the Collateral Agent under the Security Agreement, and the provisions of this Grant are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

This Grant of Security Interest in Copyrights and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[NAME OF PLEDGOR]

By: Name: Title:

9155452

Schedule A

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Owner

Application or

Registration No.Country

Registration or Filing Date

2

9155452

EXHIBIT B

GRANT OF SECURITY INTEREST IN PATENTS AND TRADEMARKS

WHEREAS, [NAME OF PLEDGOR] (the “Pledgor”) is the owner of the trademark applications and registrations listed on Schedule A attached hereto, (all such trademarks, registrations and applications, collectively, the “Trademarks”) and is the owner of the patents and patent applications listed on Schedule A attached hereto (all such patents, registrations and applications, collectively, the “Patents”); and

WHEREAS, the Pledgor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of [●], 20[●], in which the Pledgor has agreed with Deerfield Partners, L.P., as Collateral Agent (the “Collateral Agent”), with offices at 780 Third Avenue, 37th Floor, New York, New York 10017, to execute this Grant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby grant to the Collateral Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks. This Grant has been given in conjunction with the security interest granted to the Collateral Agent under the Security Agreement, and the provisions of this Grant are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

This Grant of Security Interest in Patents and Trademarks and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[NAME OF PLEDGOR]

By: Name: Title:

9155452

Schedule A

TRADEMARKS AND TRADEMARK APPLICATIONS

OwnerMark

Application or

Registration No.Country

Issue or Filing Date

PATENTS AND PATENT APPLICATIONS

Owner

Application or

Registration No.CountryInventor

Issue or Filing Date

2

9155452

EXHIBIT C

FORM OF PLEDGOR ACCESSION

THIS PLEDGOR ACCESSION (this “Accession”), dated as of ,

20 , is executed and delivered by [NAME OF NEW PLEDGOR], a (the “New Pledgor”), in favor of Deerfield Partners, L.P., in its capacity as Collateral Agent under the Note Purchase Agreement referred to below (in such capacity, the “Collateral Agent”), pursuant to the Security Agreement referred to below.

Reference is made to the Note Purchase Agreement, dated as of October 26, 2016, among Dynavax Technologies Corporation (the “Borrower”), the Purchasers party thereto and the Collateral Agent (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”). In connection with and as a condition to the purchase of the Notes by the Purchasers under the Note Purchase Agreement, the Borrower, pursuant to a Pledge and Security Agreement, dated as of the  Purchase Date (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), has granted in favor of the Collateral Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Note Purchase Agreement and the other Credit Documents. Capitalized terms used herein without definition shall have the meanings given to them in the Security Agreement.

The Borrower has agreed under the Note Purchase Agreement to cause certain of its future direct and indirect subsidiaries to become a Subsidiary Guarantor (as defined in the Note Purchase Agreement) and to become party to the Security Agreement as a Pledgor thereunder. The New Pledgor is a direct or indirect subsidiary of the Borrower and, as required by the Note Purchase Agreement, has become a Subsidiary Guarantor as of the date hereof.  The New Pledgor will obtain benefits as a result of the sale by the Borrower of the Notes to the Purchaser under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to the Purchasers in connection with their purchase of the Notes from the Borrower under the Note Purchase Agreement, the New Pledgor hereby agrees as follows:

1.

The New Pledgor hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement as a Pledgor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 2.1 of the Security Agreement, and as security for all of the Secured Obligations, the New Pledgor hereby pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 2.1 of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement.

2.	The New Pledgor hereby represents and warrants that (i) Schedule 1 hereto sets forth all information required to be listed on Annexes A, B, C, D, E, F, G, H and I to the Security

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Agreement in order to make each representation and warranty contained in Sections 3.1 and 3.2 of the Security Agreement true and correct with respect to the New Pledgor as of the date hereof and after giving effect to this Accession and (ii) after giving effect to this Accession and to the incorporation into such Annexes, as applicable, of the information set forth in Schedule 1, each representation and warranty contained in Article III of the Security Agreement is true and correct with respect to the New Pledgor as of the date hereof, as if such representations and warranties were set forth at length herein.

3.

This Accession shall be a Credit Document (within the meaning of such term under the Note Purchase Agreement), shall be binding upon and enforceable against the New Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

This Accession and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the New Pledgor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW PLEDGOR]

By: Name: Title:

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Schedule 1

Information to be added to Annex A of the Security Agreement:

FILING LOCATIONS

Name of PledgorFiling Location

Information to be added to Annex B of the Security Agreement:

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

[Name of Pledgor:]

Jurisdiction of Incorporation/Organization: Federal Tax ID no.:

Organizational ID no.:

Chief Executive Office Address:

Locations of Records Related to Collateral: Locations of Equipment or Inventory: Other places of business:

Trade/fictitious or prior corporate names (last five years):

Names used in tax filings (last five years):

Information to be added to [Annexes C/D/E/F/G/H/I] of the Security Agreement:

[Complete as applicable]

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EXHIBIT D PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of , 20 , is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to below.  The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of [●], 20[●], made by the Pledgor and certain other pledgors named therein in favor of Deerfield Partners, L.P., as Collateral Agent (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Schedule 1 to this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[NAME OF PLEDGOR]

By: Name: Title:

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Schedule 1

PLEDGED INTERESTS

Name of Issuer

Type of Interests

Certificate Number

No. of shares (if applicable)

Percentage of Outstanding Interests in Issuer

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EXHIBIT G-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Note Purchase Agreement dated as of October

26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Note

Purchase Agreement”), among Dynavax Technologies Corporation, as Borrower, Deerfield Partners, L.P., as Collateral Agent, and each Purchaser from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PURCHASER]

By:	Name:

Title:

Date:, 20[  ]

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EXHIBIT G-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Partnerships or Disregarded Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of October 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Dynavax Technologies Corporation, as Borrower, Deerfield Partners, L.P., as Collateral Agent, and each Purchaser from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Note(s) in respect of which it is providing this certificate, (ii) with respect to the extension of credit pursuant to this Note Purchase Agreement or any other Credit Document, neither the undersigned nor any of its beneficial owners is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code,

(iii)none of its beneficial owners is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) none of its beneficial owners is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PURCHASER]

By:	Name:

Title:

Date:, 20[  ]

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